UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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VICI PROPERTIES INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2019

VICI Properties Inc.

Proxy Statement and

Notice of Annual Meeting of Stockholders

VICI™

A LETTER TO OUR STOCKHOLDERS FROM THE CEO

March 18, 2019

430 Park Avenue, 8th Floor  •  New York, New York 10022  •  Telephone (646) 949-4631

Dear Fellow Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of VICI Properties Inc. on Tuesday, April 30, 2019, at 10:00 a.m., Eastern Time, at the InterContinental New York Barclay Hotel, 111 East 48th Street, New York, NY 10017.

Your Board of Directors is unanimously recommending a highly qualified, experienced, diverse and actively engaged slate of nominees for election to the Board of Directors at the Annual Meeting. Your Board’s nominees are James R. Abrahamson, Diana F. Cantor, Eric L. Hausler, Elizabeth I. Holland, Craig Macnab, Edward B. Pitoniak and Michael D. Rumbolz. Your Board brings executive and financial leadership, a wide range of complementary skills and backgrounds relevant to the company’s industry, strategy and commitment to stockholder value and diversity.

At the Annual Meeting, you will be asked to:

•	elect the seven members named in the accompanying proxy statement to serve on our Board of Directors;

•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

•	approve (on a non-binding, advisory basis) the compensation of our named executive officers; and

•	transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The accompanying proxy statement provides a detailed description of these proposals and instructions on how to vote your shares.

Your vote is very important. Whether or not you plan to attend the meeting, please vote as soon as possible. Instructions on how to vote are contained in the proxy statement.

On behalf of the Board of Directors and our employees, we thank you for your continued interest in and support of our company. We look forward to seeing you at the meeting.

Sincerely,

Edward B. Pitoniak

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, APRIL 30, 2019 10:00 A.M., EASTERN TIME INTERCONTINENTAL NEW YORK BARCLAY HOTEL 111 East 48th Street New York, NY 10017

PROXY VOTING

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares now as instructed in the proxy statement. If you attend the Annual Meeting, you may revoke your proxy and vote in person. Your proxy is revocable in accordance with the procedures set forth in this proxy statement.

To Our Stockholders:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of VICI Properties Inc., at which stockholders will vote on the following proposals:

Items of Business
1.

To elect the seven director nominees named in the accompanying proxy statement to serve on our board of directors until the next annual meeting of stockholders or until their successors are elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.
3.	To approve (on a non-binding, advisory basis) the compensation of our named executive officers.
4.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Record Date
Stockholders of record as of the close of business on March 1, 2019 are entitled to notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof.

This Notice of Annual Meeting and the accompanying proxy statement are first being made available to our stockholders on or about March 18, 2019.

By Order of the Board of Directors,

Samantha Sacks Gallagher

Executive Vice President, General Counsel

and Secretary

New York, New York

March 18, 2019

VOTING CAN BE COMPLETED IN ONE OF FOUR WAYS:

VIA THE INTERNET Go to the website address shown on your Proxy Card and related instructions
BY TELEPHONE Use the toll-free number shown on your Proxy Card or Voting Instruction Form and follow the recorded instructions
BY MAIL Mark, sign, date and return the enclosed Proxy Card and related instructions in the postage-paid envelope
IN PERSON Vote at the Annual Meeting in New York, NY (if you are a record holder)

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 30, 2019. The accompanying proxy statement and our 2018 Annual Report are available at http://investors.viciproperties.com/investors/Annual-Meeting. In addition, our stockholders may access this information, as well as submit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand.

i

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

2019 Annual Meeting of Stockholders

DATE AND TIME Tuesday, April 30, 2019 10:00 a.m., Eastern Time	PLACE InterContinental New York Barclay Hotel 111 East 48th Street New York, NY 10017	RECORD DATE March 1, 2019

Annual Meeting Proposals

Proposal	Board Vote Recommendation	Page Reference For More Information
1 — Election of Directors	FOR each nominee	8
2 — Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	13
3 — Advisory Vote on Named Executive Officer Compensation	FOR	51

General

VICI Properties Inc. (“VICI,” the “Company,” “we,” “us” and “our”) is using the Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we mailed to our stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice of Availability”) instead of a paper copy of the proxy materials (including the proxy card (the “Proxy Card”), this proxy statement (the “Proxy Statement”) and our 2018 Annual Report) on or about March 18, 2019. We also provided access to our proxy materials over the Internet beginning on that date. The Notice of Availability contained instructions on how to access this Proxy Statement and the 2018 Annual Report and how to vote online or by toll-free number. Subsequent to receiving the Notice of Availability, all stockholders have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Additionally, stockholders can access a copy of the proxy materials at www.proxyvote.com.

Our board of directors (the “Board of Directors” or “Board”) is soliciting proxies to be voted at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”). The Proxy Statement provides the information stockholders need to know to vote by proxy or in person at the Annual Meeting. Stockholders do not need to attend the Annual Meeting in person in order to vote. If, at the close of business on March 1, 2019, you were a stockholder of record or held shares through a broker, bank or other nominee, you may vote your shares by proxy via the Internet, by telephone or by mail. For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.

1

PROXY STATEMENT SUMMARY

2018 Business Highlights

2018 was a transformative year for us, with our leadership team successfully delivering on our clearly articulated strategic goals. In February 2018, we completed our $1.4 billion initial public offering, the proceeds of which we used to consummate approximately $851 million in accretive acquisitions and to repay approximately $600 million of our existing indebtedness and further reduce our leverage. In June 2018, we entered into a definitive agreement to acquire Margaritaville Resort Casino (“Margaritaville”), partnering with Penn National Gaming, Inc. (“Penn National”) as our tenant, which partnership represented the first step in our strategy to diversify our roster of best-in-class gaming operators (the acquisition subsequently closed on January 2, 2019). In July 2018, we completed the acquisition of Octavius Tower at Caesars Palace, and entered into definitive agreements to acquire Harrah’s Philadelphia from an affiliate of Caesars Entertainment Corporation (“Caesars”), as well as to make certain modifications to our existing leases with Caesars in connection with these acquisitions, with both landlord and tenant trading future uncertainty for future certainty around lease payments among other key modifications designed to better align the strategic interests of landlord and tenant. We subsequently closed on the acquisition of Harrah’s Philadelphia and the modification of our existing leases with Caesars in December 2018. In November 2018, we entered into definitive agreements to acquire Greektown Casino-Hotel (“Greektown”), again partnering with Penn National as we continue to grow our portfolio of market-leading gaming, hospitality and entertainment destinations. The acquisition of Greektown is subject to regulatory approvals and customary closing conditions and is expected to close in mid-2019. In connection with the announcement of the Greektown transaction, in November 2018 we also closed on a $725 million follow-on equity offering, the largest-ever first follow-on offering of primary shares by a REIT. Indeed, no other American REIT raised as much primary equity in 2018 as VICI did, with our two equity raises totaling $2.1 billion of gross proceeds, or approximately 21% of the $10 billion of REIT primary equity raised in the year.

In just our first full year since our spin-off from Caesars Entertainment Operating Company, Inc. (“CEOC”), we have acquired one of the largest and best portfolios of gaming, hospitality and entertainment destinations in the REIT sector, and will continue to focus on carrying out a strategy whereby we will finance growth with prudent leverage, while maintaining sufficient liquidity for long-term growth.

For more information on our 2018 results and other related financial measures, see our 2018 Annual Report.

We look forward to continuing to execute on all facets of our exciting business strategy and, in doing so, believe we will continue to be successful in delivering long-term value and strong total returns to our stockholders.

$2.1 billion Completed our $1.4 billion initial public offering, as well as a $725 million follow-on offering

$1.5 billion

Completed approximately $851 million of acquisitions – Octavius Tower, Harrah’s Philadelphia(1) and Margaritaville – and signed an additional $700 million acquisition (Greektown), which is expected to close in mid-2019

$1.43 Achieved adjusted funds from operations (“AFFO”)(2) per share of $1.43

Tenant Diversification Added Penn National as a tenant to diversify our roster of best-in-class gaming operators

$700 million Repaid approximately $700 million of our existing indebtedness

9.5% Annualized dividend increased 9.5% to $1.15 per share

(1)   Purchase price for Harrah’s Philadelphia ($241.5 million) was reduced by $159.0 million to reflect the aggregate net present value of the lease modifications, resulting in a net cash consideration of $82.5 million, which is the amount used in the total dollar value of acquisition set forth above.

(2)   AFFO is a non-GAAP financial measure. “GAAP” means the generally accepted accounting principles in the U.S. For a definition and reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measures, see the section entitled “Reconciliation of Non-GAAP Measures” in our 2018 Annual Report.

2	VICI PROPERTIES INC. — 2019 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Board of Directors Nominees and Committees

			Committee Membership
Name	Age	Independent	Audit & Finance	Compensation	Nominating and Governance	# of Other Public Company Boards
James R. Abrahamson(1)	63	✓	†	†	†	2
Diana F. Cantor*	61	✓	•		•	2
Eric L. Hausler*	49	✓	•		•	0
Elizabeth I. Holland*	53	✓	•	•		1
Craig Macnab	63	✓		•	•	1
Edward B. Pitoniak	63					1(2)
Michael D. Rumbolz	64	✓		•	•	2

(1)	Mr. Abrahamson serves as our independent chairman of the Board of Directors.

(2)

As disclosed on February 28, 2019, Mr. Pitoniak notified Ritchie Bros. Auctioneers Inc. of his decision to retire from service on its Board of Directors following completion of his current term and will not stand for re-election at its annual meeting on May 7, 2019.

†	Mr. Abrahamson also serves as an ex officio member of all committees of the Board. Whenever possible, he actively participates, but does not vote, in the meetings of such committees.

*	Audit committee financial expert.

Eugene I. Davis has decided not to stand for re-election at the Annual Meeting. In connection with the foregoing, our Board of Directors will be reduced from eight directors to seven directors at the Annual Meeting, and, therefore, at the Annual Meeting, only seven directors will be nominated to serve until the 2020 annual meeting of stockholders or until their successors are elected and qualified.

Snapshot of Board, Governance & Compensation Information

Below presents a snapshot of the expected composition of our Board of Directors immediately following the Annual Meeting, as well as certain key governance and compensation policies.

SNAPSHOT
GENDER	AGE	TENURE

YES	• Separate Chairman and Chief Executive Officer
• Independent Chairman
• Annual Election of All Directors
• Majority Voting for Directors
• Regular Executive Sessions of Independent Directors
• Annual Board and Committee Self-Evaluations
• Stock Ownership Requirements for Directors and Officers
• Robust Anti-Hedging, Anti-Short Sale and Anti-Pledging Policies
• Clawback Policy
• “Double-Trigger” for Change in Control Severance Payments
• One-Year Minimum Vesting Period on Equity Grants

NO	• Excise Tax Gross-Up Provisions
• Repricing of Underwater Options or Share Appreciation Rights
• Excess Perquisites

3

PROXY STATEMENT SUMMARY

Executive Compensation Highlights

The following is an overview of the highlights of our compensation structure, and the fundamental compensation policies and practices we do and do not use.

WHAT WE DO	WHAT WE DON’T DO

Align the interests of our executives and stockholders through the use of performance-based annual cash incentive compensation and service and performance-based long-term equity incentive compensation.

No excise tax gross-ups upon a change in control.
Double-Trigger Severance Payments – a change in control by itself is not sufficient to trigger severance payments, it must also be accompanied by a qualifying termination.	No pledging, hedging or short sale activities by our executives and directors.

We have a clawback policy regarding the recoupment of incentive compensation if an executive officer willfully committed an illegal act, fraud, intentional misconduct or gross recklessness that caused a mandatory restatement of our financials.

We do not maintain any defined benefit or supplemental retirement plans.
No perquisites or other personal benefits to executive officers that are not available to all employees.
Maintain meaningful director and executive officer stock ownership guidelines, including requirement that our CEO accumulate a holding of 5x his base salary.	We do not pay dividends on unvested equity awards until, and only to the extent, those awards vest.
Engage an independent compensation consultant to review and provide recommendations regarding our executive compensation program.	We do not allow for repricing or buyouts of underwater options or stock appreciation rights without stockholder approval.
We require a one-year minimum vesting period on equity grants, subject to a 5% carve out.	No plan design features that encourage excessive or imprudent risk taking.

4	VICI PROPERTIES INC. — 2019 PROXY STATEMENT

ABOUT THE MEETING: QUESTIONS & ANSWERS

WHY AM I RECEIVING THIS PROXY STATEMENT?

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting to be held for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by VICI on behalf of our Board of Directors. This Proxy Statement, the enclosed Proxy Card and our 2018 Annual Report are first being mailed to stockholders beginning on or about March 18, 2019.

WHAT AM I BEING ASKED TO VOTE ON, AND WHAT ARE THE BOARD OF DIRECTORS’ VOTING RECOMMENDATIONS?

Proposal 1: Election of Directors

The election of seven directors to our Board of Directors, each for a term expiring at the 2020 annual meeting of stockholders or until their successors are elected and qualified

“FOR”

Proposal 2: Ratification of Appointment of Deloitte & Touche LLP

The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019

“FOR”

Proposal 3: Advisory Vote on Executive Compensation

The approval (on a non-binding, advisory basis) of the compensation of our named executive officers

“FOR”

WILL ANY OTHER MATTERS BE VOTED ON?

The proposals set forth in this Proxy Statement constitute the only business that the Board of Directors intends to present at the Annual Meeting. The proxy does, however, confer discretionary authority upon the persons designated as proxy holders on the Proxy Card, or their substitutes, to vote on any other business that may properly come before the meeting.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Only holders of record of our common stock, or their duly appointed proxies, as of the close of business on March 1, 2019, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting and all postponements or adjournments thereof. Our common stock constitutes the only class of securities entitled to vote at the meeting.

WHAT ARE THE VOTING RIGHTS OF STOCKHOLDERS?

Each share of common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on at the Annual Meeting.

WHO CAN ATTEND THE ANNUAL MEETING?

All holders of our common stock at the close of business on March 1, 2019, the record date for the Annual Meeting, or their duly appointed proxies, are authorized to attend the Annual Meeting. Admission to the meeting will be on a first-come, first-served basis. If you attend the meeting, you may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you are the beneficial owner of shares of common stock held in “street name” (that is, through a bank, broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your share ownership as of March 1, 2019.

5

ABOUT THE MEETING: QUESTIONS & ANSWERS

WHAT WILL CONSTITUTE A QUORUM AT THE ANNUAL MEETING?

The presence in person or by proxy of a majority of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting as of March 1, 2019 will constitute a quorum, permitting the stockholders to conduct business at the Annual Meeting. As of the March 1, 2019 record date, there were 405,174,748 shares of common stock outstanding. If you have returned valid proxy instructions or if you hold your shares of common stock in your own name as a holder of record and attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. We will include abstentions and “broker non-votes” in the calculation of the number of shares of common stock considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. If a quorum is not present, the Annual Meeting may be adjourned from time to time to a date not more than 120 days after March 1, 2019, by the vote of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy until a quorum has been obtained.

HOW DO I VOTE?

Voting in Person at the Annual Meeting. If you are a stockholder of record and attend the Annual Meeting, you may vote in person at the meeting. If you are the beneficial owner of shares of common stock held in “street name” (that is, through a bank, broker or other nominee), and you wish to vote in person at the Annual Meeting, you will need to bring a copy of the brokerage statement reflecting your share ownership as of March 1, 2019 and obtain a “legal proxy” from the bank, broker or other nominee that holds your common shares of record.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder. If you are a stockholder of record, you may instruct the proxy holders named in the Proxy Card how to vote your shares of common stock in one of the following ways:

•

Vote by Internet. In order to vote on the Internet, you must go to www.proxyvote.com, have your Notice of Availability, Proxy Card or voting instruction form in hand and follow the instructions. If you vote via the Internet, you do not need to return your Proxy Card.

•

Vote by Phone. In order to vote by telephone, you must call the toll-free number listed on your Notice of Availability and/or Proxy Card, have your Notice of Availability, Proxy Card or voting instruction form in hand and follow the instructions. If you vote by telephone, you do not need to return your Proxy Card.

•

Vote by Mail. To vote by mail, if you have not already received one, you may request a Proxy Card from us as instructed in the Notice of Availability and sign, date and mail the Proxy Card in the postage-paid envelope provided. Properly signed and returned proxies will be voted in accordance with the instructions contained therein.

Voting by Proxy for Shares Held in Street Name. If you are the beneficial owner of shares of common stock held in “street name” (that is, through a bank, broker or other nominee), then you should follow the instructions provided to you by your broker, bank or other nominee.

WHAT ARE BROKER NON-VOTES?

Broker non-votes occur when nominees, such as banks and brokers holding shares in “street name” on behalf of beneficial owners, do not receive voting instructions from the beneficial owners at least ten days before the Annual Meeting. If that happens, the nominees may vote those shares of common stock only on matters deemed “routine” by the New York Stock Exchange (the “NYSE”), the exchange on which our shares of common stock are listed. On non-routine matters, nominees holding shares for a beneficial owner cannot vote without instructions from the beneficial owner, resulting in a so-called “broker non-vote”.

Proposal 2 (Ratification of Appointment of Deloitte & Touche LLP (“Deloitte”)) is the only proposal that is considered “routine” under the NYSE rules. Accordingly, no broker non-votes will arise in the context of voting for the ratification of the appointment of Deloitte as our independent registered public accounting firm for our year ending December 31, 2019, and the broker is permitted to vote your shares on such ratification even if the broker does not receive voting instructions from you.

However, broker non-votes may arise in the context of Proposals 1 and 3 (Election of Directors and Advisory Vote on Executive Compensation, respectively) because such proposals are considered non-routine matters under the NYSE rules. Consequently, if you do not give your broker specific voting instructions, your broker will not be able to vote on any of these proposals.

HOW ARE THE PROXY CARD VOTES COUNTED?

If the accompanying Proxy Card is properly completed, signed and returned to us, and not subsequently revoked, it will be voted as directed by you. If the Proxy Card is submitted, but voting instructions are not provided, the proxy will be voted (i) “FOR” each of the director nominees, (ii) “FOR” the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, (iii) “FOR” approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, and (iv) as recommended by our Board of Directors with regard to any other matters that may properly come before the Annual Meeting, or, if no such recommendation is given, in the discretion of the proxy holders.

6	VICI PROPERTIES INC. — 2019 PROXY STATEMENT

ABOUT THE MEETING: QUESTIONS & ANSWERS

MAY I CHANGE MY VOTE AFTER I SUBMIT MY PROXY CARD?

Yes. You may revoke a previously granted proxy at any time before it is exercised by any of the following actions:

•	notifying our Secretary in writing that you would like to revoke your proxy;

•	completing a Proxy Card on the Internet, by telephone or by mail with a later date at or before our Annual Meeting; or

•	attending our Annual Meeting and voting in person.

If your shares of common stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

WHO PAYS THE COSTS OF SOLICITING PROXIES?

We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies through the Internet or by mail, our directors, officers and employees may also solicit proxies in person, by telephone, electronically, by mail or other means, but they will not be specifically compensated for these services. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, such beneficial owners.

WHAT SHOULD I DO IF I RECEIVED MORE THAN ONE NOTICE OF AVAILABILITY?

There are circumstances under which you may receive more than one Notice of Availability. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each such brokerage account. In addition, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Availability. Please authorize your proxy in accordance with the instructions of each Notice of Availability separately, since each one represents different shares that you own.

You should rely only on the information provided in this Proxy Statement. No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, you should not rely on that information or representation as having been authorized by us. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

7

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

Our Board of Directors currently consists of eight members, all of whom have terms expiring at the Annual Meeting or until his or her earlier death, resignation, removal or a determination by the Board of Directors that such director no longer has the qualifications that were required by the Company’s charter or bylaws. As previously disclosed, Eugene I. Davis has decided not to stand for re-election at the Annual Meeting. In connection with the foregoing, our Board of Directors will be reduced from eight directors to seven directors at the Annual Meeting, and, therefore, at the Annual Meeting, only seven directors will be nominated to serve until the 2020 annual meeting of stockholders or until their successors are elected and qualified.

At the Annual Meeting, stockholders will be asked to elect each of the director nominees to serve until the 2020 annual meeting of stockholders or until their successors are duly elected and qualified. Our Board of Directors, upon the recommendation of our Nominating and Governance Committee, has nominated James R. Abrahamson, Diana F. Cantor, Eric L. Hausler, Elizabeth I. Holland, Craig Macnab, Edward B. Pitoniak and Michael D. Rumbolz to serve as directors. Each of the nominated persons currently serves as a member of the Board of Directors and has consented to being named in this Proxy Statement and to serve as a director, if elected. If any nominee is unavailable for election or service, the Board of Directors may designate a substitute nominee and the persons designated as proxy holders on the Proxy Card will vote for the substitute nominee recommended by the Board of Directors.

We believe that each of our director nominees has the specific experience, qualifications, attributes, and skills necessary to serve as an effective director on our Board of Directors. A description of our process for identifying and evaluating director nominees, as well as our criteria for membership on our Board of Directors, is set forth under the heading “Corporate Governance Matters—Director Candidate Qualification and Selection Process”.

Vote Required

Under our bylaws, to be elected in an uncontested election, director nominees must receive the affirmative vote of a majority of the votes cast, which means that the number of shares of common stock voted for a nominee must exceed the number of shares of common stock voted against that nominee. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

If an incumbent director fails to be re-elected by a majority of votes cast, that director is required under our bylaws to tender his or her resignation to the Board of Directors. Any such resignation will take effect immediately upon its receipt. The Nominating and Governance Committee will consider promptly whether to fill the office of the nominee who has tendered a resignation and make a recommendation to the Board of Directors about filling the vacancy. The Board of Directors is required to act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and its rationale within 90 days after the election results are certified.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE SET FORTH BELOW.

8	VICI PROPERTIES INC. — 2019 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Director Nominees

Below is the biographical information about the director nominees, including the specific experience, qualifications, attributes and skills that led to our Board of Directors and Nominating and Governance Committee to conclude that each should be nominated to serve as a director.

JAMES R. ABRAHAMSON Chairman of the Board, VICI Properties Inc. Chairman of Interstate Hotels & Resorts Age: 63 Director Since: October 2017

BIOGRAPHICAL INFORMATION

Mr. Abrahamson is Chairman of Interstate Hotels & Resorts (“Interstate”), the leading U.S.-based global hotel management company comprising over 500 hotels. He previously served as Interstate’s Chief Executive Officer from 2011 to March 2017; he was named to the additional position of Chairman in October 2016. Mr. Abrahamson served as an independent director at La Quinta Holdings, Inc. (NYSE: LQ) from November 2015 to May 2018, and has served as a director of CorePoint Lodging Inc. (NYSE: CPLG), a REIT comprised of over 300 hotels, since it was spun out of La Quinta Holdings, Inc. at the end of May 2018. Mr. Abrahamson is also an independent director at BrightView Holdings Inc. (NYSE: BV), the largest provider of commercial landscaping services in the United States. Prior to joining Interstate in 2011, Mr. Abrahamson also held senior leadership positions with InterContinental Hotels Group (NYSE: IHG), Hyatt Corporation, Marcus Corporation and Hilton Worldwide. At IHG, where he served from 2009 to 2011, he served as President of the Americas division and, from 2010 to 2011, as executive director. At Hyatt, which he joined in 2004, he was Head of Development for the Americas division. At Marcus, where he served from 2000 to 2004, Mr. Abrahamson was President of the Baymont Inn and Suites and Woodfield Suites hotels division consisting of approximately 200 properties, both owned and franchised. At Hilton, where he served from 1988 to 2000, Mr. Abrahamson oversaw the Americas region franchise division for all Hilton brands and launched the Hilton Garden Inn brand. Mr. Abrahamson has served as president of the Marriott International National Association owners’ organization in 2017 and 2018, as national board chair of the American Hotel and Lodging Association in 2015 and 2016 and as national board chair of the U.S. Travel Association in 2013 and 2014. He holds a degree in Business Administration from the University of Minnesota.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS:

Mr. Abrahamson’s vast experience in, and knowledge of, the hospitality industry provides our Board of Directors with valuable insight into the industry. Skills gained from extensive previous and current board service in public and private companies are also valuable for our Company and our Board of Directors.

DIANA F. CANTOR Partner, Alternative Investment Management, LLC Age: 61 Director Since: May 2018

BIOGRAPHICAL INFORMATION

Ms. Cantor is currently a partner with Alternative Investment Management, LLC, an independent, privately-held investment firm with a focus on private equity and hedge funds – a position she has held since January 2010. She is the Vice Chairman of the Virginia Retirement System, where she also serves on the Audit and Compliance Committee. Ms. Cantor was a Managing Director with New York Private Bank and Trust from January 2008 through the end of 2009. Ms. Cantor served as founding Executive Director of the Virginia College Savings Plan, the state’s 529 college savings program, from 1996 to January 2008. Ms. Cantor served seven years as Vice President of Richmond Resources, Ltd. from 1990 through 1996, and as Vice President of Goldman, Sachs & Co. from 1985 to 1990. Ms. Cantor is a Certified Public Accountant. Ms. Cantor has served on the Board of Directors of Domino’s Pizza, Inc. (NYSE: DPZ) since October 2005 and the Board of Directors of Universal Corporation (NYSE: UVV) since 2012, and continues to serve on both. She previously served on the Boards of Directors of Media General Inc., Revlon, Inc., Vistage International, Inc., Knowledge Universe Education LLC, Edelman Financial Services, LLC (previously The Edelman Financial Group Inc. (NASDAQ: EF)), and Service King Body and Paint LLC. Ms. Cantor earned a Juris Doctor degree from New York University School of Law, a Master of Business Administration degree from the University of Miami and a Bachelor of Science degree in Accounting from the University of Florida.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS

Ms. Cantor possesses extensive financial skills and brings to the Board of Directors an important financial perspective. Ms. Cantor also provides valuable consumer product and marketing knowledge, as well as significant public company directorship experience, making her qualified for service as a director of the Company.

9

PROPOSAL 1: ELECTION OF DIRECTORS

ERIC L. HAUSLER Former Chief Executive Officer, Isle of Capri Casinos, Inc. Age: 49 Director Since: October 2017

BIOGRAPHICAL INFORMATION:

Mr. Hausler currently serves on the board of directors of Alter Trading Corporation, a privately held scrap metal recycling company. Mr. Hausler held the position of Chief Executive Officer of Isle of Capri Casinos, Inc. (NYSE: ISLE), a developer, owner and operator of branded gaming facilities and related dining, lodging and entertainment facilities in regional markets in the United States, from April 2016 to May 2017. Prior to that, Mr. Hausler served as ISLE’s Chief Financial Officer from 2014 to 2016, as its Chief Strategic Officer from 2011 to 2014, and as its Senior Vice President, Strategic Initiatives from 2009 to 2011. Mr. Hausler retired from ISLE in May 2017 immediately following the company’s merger with Eldorado Resorts. From 2006 to 2009, Mr. Hausler served as Senior Vice President of Development for Trump Entertainment Resorts, Inc., which filed for Chapter 11 bankruptcy in February 2009. From 2005 to 2006, Mr. Hausler served as Managing Director in Fixed Income Research, covering the gaming, lodging and leisure industries for Bear Stearns & Co. Inc. From 2003 to 2005, Mr. Hausler was a Senior Equity Analyst for Susquehanna Financial Group covering the gaming industry. Mr. Hausler also held positions in equity research covering the gaming, lodging and leisure industries at Bear Stearns & Co. Inc. and Deutsche Bank Securities Inc. from 1999 to 2003. Prior to working in securities research, from 1996 to 1999, Mr. Hausler worked for the New Jersey Casino Control Commission. Mr. Hausler holds a Bachelor’s degree from Binghamton University and a Master’s degree from the New Jersey Institute of Technology.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS:

Mr. Hausler’s extensive expertise leading companies in the gaming, entertainment and real estate industries, as well as his experience in the capital markets, regulatory, and acquisitions and divestiture fields in these industries are valuable to the achievement of the Company’s business strategy.

ELIZABETH I. HOLLAND Chief Executive Officer, Abbell Credit Corporation and Abbell Associates, LLC Age: 53 Director Since: January 2018

BIOGRAPHICAL INFORMATION:

Ms. Holland is the Chief Executive Officer of Abbell Credit Corporation and Abbell Associates, LLC, a 77-year-old privately held real estate acquisition, development and management company with a portfolio of shopping center, office and enclosed mall properties. She has held these roles since 1997. Ms. Holland is also the Chief Executive Officer of Consortial Technologies, LLC, a privately held company. Prior to joining Abbell Associates, Ms. Holland was a senior staff attorney on the National Bankruptcy Review where she was a member of a Congressional commission charged with making recommendations to Congress for bankruptcy code reform. Prior to that, she was a restructuring and business reorganization attorney at Skadden, Arps, Slate, Meagher & Flom LLP in New York City. Ms. Holland was also a fixed income portfolio manager. Ms. Holland is an independent trustee of Federal Realty Investment Trust, a leading shopping center REIT. She is an active member of the International Council of Shopping Centers (“ICSC”), serving as the organization’s Chairman from 2016 to 2017, Vice Chairman from 2015 to 2016, and currently serves on the Executive Board and the Board of Trustees. She is also a member of the Real Estate Roundtable and the Urban Land Institute and its CRC Blue Flight Council. Ms. Holland earned a Juris Doctor degree from Brooklyn Law School and a Bachelor of Arts degree from Hamilton College.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS:

Ms. Holland’s retail real estate expertise and experience as Chairman of ICSC provide valuable and complimentary skill sets to our Board of Directors.

10	VICI PROPERTIES INC. — 2019 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

CRAIG MACNAB Former Chairman and Chief Executive Officer, National Retail Properties, Inc. Age: 63 Director Since: October 2017

BIOGRAPHICAL INFORMATION

Mr. Macnab held the position of Chairman and Chief Executive Officer of National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust that acquires, owns, invests in and develops properties that are leased primarily to retail tenants, since 2008 (with his service as Chief Executive Officer beginning in 2004). Mr. Macnab retired from NNN in April 2017. Mr. Macnab is an independent director of Cadillac Fairview Corporation (a private company), since 2011 and of American Tower Corporation (NYSE: AMT), since 2014 and served as a director of Forest City Realty Trust (NYSE:FCEA) from 2017 to 2018, Eclipsys Corporation from 2008 to 2014, and DDR Corp. (NYSE: DDR) from 2003 to 2015. Previously, Mr. Macnab was the chief executive officer and president of JDN Realty, a publicly traded real estate investment trust, from 2000 to 2003. Mr. Macnab holds a Bachelor’s degree in Economics and Accounting from the University of the Witwatersrand and a Master of Business Administration from Drexel University.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS:

Mr. Macnab brings to our Company and Board of Directors extensive experience leading a publicly held REIT, as well as skills gained from vast public and private board experience.

EDWARD B. PITONIAK Chief Executive Officer, VICI Properties Inc. Age: 63 Director Since: October 2017

BIOGRAPHICAL INFORMATION

Mr. Pitoniak was appointed as our chief executive officer on October 6, 2017 (the “Formation Date”). Prior to this, Mr. Pitoniak served as Vice Chairman of Realterm, a private equity real estate manager based in Annapolis, Maryland, that invests in logistics real estate, from January 2015 to July 2017. Mr. Pitoniak has served as an independent director on the board of directors of Ritchie Bros. Auctioneers Incorporated, a NYSE-listed global asset management and disposition company from July 2006 to the present. Mr. Pitoniak served as Managing Director, Acting Chief Executive Officer and Trustee of InnVest, a publicly listed REIT, from April 2014 to February 2015, where he was responsible for recapitalizing the REIT and transitioning its management function from an external, third-party management model, to an internal management model. He then served as Chairman and Trustee of InnVest from February 2015 to August 2016, when the REIT was sold and taken private. He also served as a director of Regal Lifestyle Communities (TSE: RLC), a Canadian senior housing real estate owner and operator, from 2012 until its sale in 2015. Mr. Pitoniak retired in 2009 from the position of President and Chief Executive Officer and Director of bcIMC Hospitality Group, a hotel property and brand ownership entity (formerly a public income trust called Canadian Hotel Income Properties Real Estate Investment Trust (“CHIP”)), where he was employed from 2004 to 2009. As Chief Executive Officer of CHIP, he led the company to four consecutive years of total return leadership among Canadian hotel REITs, and then to a sale in 2007. Mr. Pitoniak was also a member of CHIP’s Board of Trustees before it went private. Prior to joining CHIP, Mr. Pitoniak was a Senior Vice President at Intrawest Corporation, a ski and golf resort operator and developer, for nearly eight years. Before Intrawest, Mr. Pitoniak spent nine years with Times Mirror Magazines, where he served as editor-in-chief and associate publisher with Ski Magazine. Mr. Pitoniak has a Bachelor of Arts degree from Amherst College.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS

Mr. Pitoniak provides our Board of Directors with valuable experience in the hospitality, entertainment and real estate industries and, in particular, with respect to publicly held REITs. Our Company and our Board of Directors also benefit from Mr. Pitoniak’s extensive previous and current board service. In addition, Mr. Pitoniak’s position as our Chief Executive Officer allows him to advise our Board of Directors on management’s perspective over a full range of issues affecting the Company.

11

PROPOSAL 1: ELECTION OF DIRECTORS

MICHAEL D. RUMBOLZ Director, President and Chief Executive Officer, Everi Holdings Inc. Age: 64 Director Since: October 2017

BIOGRAPHICAL INFORMATION:

Mr. Rumbolz is Director, President and Chief Executive Officer of Everi Holdings Inc. (NYSE: EVRI), a developer of gaming products and services, Chairman of the Board of Directors of Employers Holding, Inc. (NYSE: EIG), and an independent director of Seminole Hard Rock Entertainment, LLC. Mr. Rumbolz served as Chairman and Chief Executive Officer of Cash Systems, Inc., a provider of cash access services to the gaming industry, from 2005 until 2008 when Cash Systems, Inc. was acquired by Everi. Mr. Rumbolz also has from time to time provided consulting services and held a number of public and private sector employment positions in the gaming industry, including serving as Member and Chairman of the Nevada Gaming Control Board from 1985 through 1988. Mr. Rumbolz was also the former Vice Chairman of the Board of Casino Data Systems until it was sold in 2001, was the President and CEO of Anchor Gaming from 1995 to 2000, was the director of Development for Circus Enterprises (later Mandalay Bay Group) from 1992 to 1995, and was the President of Casino Windsor at the time of its opening in Windsor, Ontario in 1995. In addition, Mr. Rumbolz is the former Chief Deputy Attorney General of the State of Nevada. Mr. Rumbolz earned a Bachelor of Arts degree in political science from the University of Nevada – Las Vegas and a Juris Doctor degree from the University of Southern California.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS:

Mr. Rumbolz’s experience in the highly regulated gaming industry, both as an operator and as a regulator, are of value to our Company and our Board of Directors. Our Company and our Board of Directors also benefit from Mr. Rumbolz’s extensive previous and current public and private board service.

There are no family relationships among any of our directors or executive officers.

12	VICI PROPERTIES INC. — 2019 PROXY STATEMENT

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit & Finance Committee has appointed the accounting firm of Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Action by stockholders is not required by law, the NYSE or our organizational documents in the appointment of an independent registered public accounting firm, but this appointment is submitted by our Board of Directors for ratification as a matter of good corporate governance in order to give our stockholders a voice in the designation of auditors. If the appointment is not ratified by our stockholders, our Board of Directors will further consider its choice of Deloitte as our independent registered public accounting firm and may, but will not be required to, appoint a different independent registered public accounting firm. Deloitte has served as our independent registered public accounting firm since the Formation Date and is considered by our management to be well-qualified. Deloitte has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in our Company or any of our subsidiaries in any capacity.

For additional information regarding our independent registered public accounting firm, see “Principal Accountant Fees and Services” below.

A representative of Deloitte will be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the votes cast is required for approval of the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2019, which is considered a routine matter. For purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

13

CORPORATE GOVERNANCE MATTERS

Corporate Governance Profile

We have structured our corporate governance in a manner that we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

WHAT WE DO	WHAT WE DON’T DO

86% Independent Directors. Six of our seven directors standing for election have been determined by us to be “independent” as defined by the NYSE listing standards.	No Classified Board. Our directors are elected annually for one-year terms.

Independent Chairman. Our Chairman of the Board is an independent director, which strengthens the role of our independent directors and encourages independent Board leadership.

No Poison Pill. We do not have a “poison pill” or stockholder rights plan, and we shall seek stockholder approval prior to, or in certain circumstances within twelve months following, the adoption by our Board of Directors of a stockholder rights plan.

Majority Voting for Directors. Directors are elected in uncontested elections by the affirmative vote of a majority of the votes cast.

Opted Out of Maryland Anti-Takeover Statutes. We have elected not to be subject to the Maryland Business Combination Statute and the Maryland Control Share Acquisition Statute, and any change to such elections must be approved by our stockholders.

Entirely Independent Committees. All of the members of our Audit & Finance, Compensation, and Nominating and Governance Committees are independent.	No Significant Related Party Transactions. We do not currently have any significant related party transactions.

Audit Committee Financial Experts. All members of our Audit & Finance Committee qualify as an “audit committee financial expert” as defined by the SEC.	No Hedging of Our Securities. Our anti-hedging policy prohibits our directors and officers from engaging in any hedging or monetization transactions involving our securities.

Stock Ownership Guidelines for Directors. Our stock ownership guidelines require that each of our directors, over a reasonable period of time, accumulate a holding of shares having a value of three-times the value of the annual Board of Directors stock retainer amount.

No Pledging of Our Securities. None of our executive officers or directors are permitted to pledge our securities for margin or other loans.

Stock Ownership Guidelines for Executives. Our stock ownership guidelines require our CEO to accumulate a holding of shares equal to 5x his annual base salary, and our other executives to accumulate a holding of shares equal to 3x their respective annual base salaries.

No Affiliation with Tenants. None of our directors or our officers are compensated by or otherwise affiliated with or owe any fiduciary duty to any of our tenants.

14	VICI PROPERTIES INC. — 2019 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS

Corporate Governance Policies

CORPORATE GOVERNANCE GUIDELINES

Our Board of Directors has adopted Corporate Governance Guidelines, which set forth a flexible framework within which the Board of Directors, assisted by its committees, directs the affairs of the Company. The Corporate Governance Guidelines reflect the Board of Directors’ commitment to monitoring the effectiveness of decision-making at the Board of Directors and management level and ensuring adherence to good corporate governance principles. The Corporate Governance Guidelines address, among other things:

•  the responsibilities and qualifications of directors, including director independence, and the selection process for new director candidates;

•  the responsibilities, composition and functioning of committees of the Board of Directors;

•  director access to officers and employees, as well as to outside advisors;

•  the principles of director compensation;

•  director orientation and continuing education;

•  Board of Director interaction with stockholders and interested parties;

•  management succession, development and review; and

•  annual performance evaluation of the Board of Directors and its committees.

Our Corporate Governance Guidelines are subject to periodic review by the Nominating and Governance Committee and were amended in February 2019 to, among other things, adopt executive stock ownership guidelines.

CODE OF BUSINESS CONDUCT

Our Board of Directors has established a Code of Business Conduct that applies to our directors, officers (including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer) and other employees. Among other matters, our Code of Business Conduct is designed to deter wrongdoing and to promote:

•  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•  compliance with applicable governmental laws, rules and regulations;

•  fair dealing with our competitors, tenants, managers of our properties, suppliers and employees;

•  prompt internal reporting of violations of the Code of Business Conduct to appropriate persons identified in the Code of Business Conduct; and

•  accountability for adherence to the Code of Business Conduct.

Only our Board of Directors, or a committee designated by the Board of Directors, will be able to approve any waiver of the Code of Business Conduct for our executive officers or directors, and any such waiver shall be promptly disclosed as required by law, stock exchange regulation or the requirements of the SEC. Any substantive amendments to or waivers from any provision of the Code of Business Conduct applicable to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer will be posted on our website at www.viciproperties.com under the section “Investors — Governance”.

WHISTLEBLOWER POLICY & HOTLINE

Our Board of Directors has adopted a Whistleblower Policy, which establishes procedures for (i) the receipt, retention and treatment of complaints regarding improper or questionable accounting internal controls or auditing matters or practices, and (ii) the confidential, anonymous submission of such complaints. In order to facilitate the submission of such complaints, we have implemented a secure whistleblower hotline and website. The whistleblower hotline and website are operated by an independent service provider and are available for the anonymous submission of complaints.

15

CORPORATE GOVERNANCE MATTERS

Availability of Corporate Governance Materials

You are encouraged to visit our website at www.viciproperties.com to view or obtain copies of our Corporate Governance Guidelines, committee charters, Code of Business Conduct and Whistleblower Policy. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this Proxy Statement or any other report or document we file with or furnish to the SEC. You may also obtain, free of charge, a copy of our Corporate Governance Guidelines, committee charters, and Code of Business Conduct by directing your request in writing to Secretary, VICI Properties Inc., 430 Park Avenue, 8th Floor, New York, New York 10022. Additional information relating to the corporate governance of our Company is also set forth below and included in other sections of this Proxy Statement.

Director Independence

Background. Our Corporate Governance Guidelines provide that a majority of our directors serving on our Board of Directors must be independent as required by the listing standards of the NYSE.

Independence Determinations Made by our Board of Directors. We define “independent director” by reference to the rules, regulations and listing qualifications of the NYSE. In general, a director is deemed independent if the director has no relationship to us that may interfere with the exercise of the director’s independence from management and our Company. Our Board of Directors, after broadly considering all relevant facts and circumstances regarding the past and current relationships, if any, of each director with the Company, has affirmatively determined that all of the Company’s non-employee directors, Messrs. Abrahamson, Davis, Hausler, Macnab and Rumbolz and Mses. Cantor and Holland are independent directors. In making this determination, the Board of Directors reviewed the non-employee directors’ relationships, if any, with us, and determined that there are no material relationships that would interfere with the exercise of such directors’ independence from management and our Company.

Director Candidate Qualification and Selection Process

Director Selection Process. Our Nominating and Governance Committee is responsible for recommending director candidates and nominees to the full Board of Directors, in collaboration with the Chairman of the Board of Directors.

The Nominating and Governance Committee seeks to identify candidates based on input provided by a number of sources, including (i) other members of the Board of Directors, (ii) officers and employees of the Company and (iii) stockholders of the Company. As part of the candidate identification process, the Nominating and Governance Committee evaluates the skills, experience and diversity possessed by the current Board of Directors, and whether there are additional skills, experience or diversity that should be added to complement the composition of the existing Board of Directors. The Nominating and Governance Committee also will take into account whether existing directors have indicated a willingness to continue to serve as directors if re-nominated. The Nominating and Governance Committee will also seek ongoing input from the incumbent directors and the Chief Executive Officer, with the goal of identifying and informally approaching possible director candidates in advance of actual need. The Board shall itself determine in each case the manner by which an invitation to join the Board of the Directors shall be extended to director nominees, other than those nominated directly by the Company’s stockholders.

Once director candidates have been identified, the Nominating and Governance Committee will then evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Nominating and Governance Committee deems necessary or appropriate. Existing directors who are being considered for re-nomination will be re-evaluated as part of the Nominating and Governance Committee’s process of recommending director candidates.

Director Qualifications. Our Corporate Governance Guidelines contain the membership criteria for our Board of Directors. Directors should have (i) integrity, strength of character, vision, imagination and loyalty to the Company and its stockholders, (ii) practical and mature judgment, with ability to evaluate and appraise objectively the Company’s strategies and financial position and possess the necessary governance experience and relevant skills to fulfill the role of fiduciary oversight, (iii) substantial business experience and strong financial acumen, with practical application to the Company’s needs, (iv) the willingness and ability to make a significant commitment of time and attention to the Board of Director’s processes and affairs, including meetings and preparation, (v) the ability to work with fellow directors as members of a collegial group, without necessarily always agreeing with them, and the ability to provide guidance, relevant insights and support to the Company’s Chief Executive Officer and senior management team, (vi) an absence of conflicts of interest that would interfere with Board of Director service, (vii) the ability to secure relevant licenses required and (viii) a commitment to having a meaningful, long-term equity ownership stake in the Company in compliance with any director stock ownership guidelines adopted by the Board of Directors.

We endeavor to have a Board of Directors that represents diverse backgrounds, experiences, expertise, skills and contacts, and a range of tenures that are appropriate given the Company’s current and anticipated circumstances and that, collectively, enable the Board of Directors to perform its oversight function effectively.

16	VICI PROPERTIES INC. — 2019 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS

Directors are expected to prepare for, attend regularly and participate actively and constructively at meetings of the Board of Directors and its committees. Directors are expected to review the material that is distributed in advance of any Board of Directors or Committee meeting. The Board of Directors will consider other commitments, including board service, in assessing each director’s and potential candidate’s ability to serve on the Board of Directors and fulfill his or her responsibilities. Each director is expected to notify the Board of Directors chair and the chair of the Nominating and Governance Committee in advance of accepting an invitation to serve as a member of another public company board of directors.

Other Considerations. The Nominating and Governance Committee will consider the optimal size and composition of the Board of Directors and identify and screen candidates qualified to serve on the Board of Directors, consistent with the criteria approved by the Board of Directors, including considering suggestions for Board of Directors membership submitted by stockholders in accordance with the notice provisions and procedures set forth in the Company’s bylaws.

After completing the identification and evaluation process described above, the Nominating and Governance Committee will recommend to the Board of Directors the nomination of a number of candidates equal to the number of director vacancies that will exist at the annual meeting of stockholders. The Board of Directors will then select the Board’s director nominees for stockholders to consider and vote upon at the annual meeting of stockholders.

Stockholder Recommendations for Board Nominations. Our Nominating and Governance Committee considers properly submitted stockholder recommendations for candidates for membership on our Board of Directors complying with procedural requirements that may be communicated to stockholders from time to time. The recommendation should be addressed to the Secretary, VICI Properties Inc., 430 Park Avenue, 8th Floor, New York, New York 10022.

Leadership Structure of our Board of Directors

At the present time, the Board of Directors believes that a structure that separates the roles of chair and Chief Executive Officer is appropriate and that the chair should serve in a non-executive role. However, the Board of Directors does not believe that mandating any single structure regarding the separation of the roles of chair of the Board of Directors and Chief Executive Officer is necessary or appropriate. The Board of Directors reserves the right to determine the appropriate leadership structure for the Board of Directors on a case-by-case basis, taking into account at any particular time the Board of Directors’ assessment of its and the Company’s needs, as well as the people and situation involved. As a result of the current separation between the roles of chair of the Board of Directors and Chief Executive Officer (where the current chair is an independent director), the Board of Directors has determined that no lead independent director is necessary at this time.

17

CORPORATE GOVERNANCE MATTERS

The Board of Directors’ Role in Risk Oversight

THE BOARD

The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. In this regard, the Board of Directors seeks to identify, understand, analyze and oversee critical business risks. While the full Board of Directors has primary responsibility for risk oversight, it utilizes its committees, as appropriate, to monitor and address risks that may be within the scope of a particular committee’s expertise or charter. Our Board of Directors uses its committees to assist in its risk oversight function as follows:

• • • • •	• • • • •	• • • • •

AUDIT & FINANCE COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND GOVERNANCE COMMITTEE

The Audit & Finance Committee’s responsibilities include, among others, oversight relating to the integrity of our financial statements and financial reporting process; compliance with legal and regulatory requirements; the performance of our internal audit function; our primary financial policies and programs, including those relating to leverage ratio, debt coverage, dividend policy and major financial risk exposures; policies and transactions related to corporate finance and capital markets activities; and the evaluation of our annual and long term strategic plans and transactions related to capital allocation and major strategic initiatives, including potential acquisitions, divestitures, restructurings of business units, and formation of new businesses.

	The Compensation Committee’s responsibilities include, among others, oversight of risks related to our compensation practices and plans to ensure that such practices and plans are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior.	The Nominating and Governance Committee’s responsibilities include, among others, oversight of (i) the general operations of the Board; (ii) the Company’s compliance with our Corporate Governance Guidelines and applicable laws and regulations, including applicable rules of the NYSE; and (iii) corporate governance-related risk.

While the Board of Directors oversees risk management as part of an on-going process, the Company’s management is charged with managing risk. Management periodically reports to the Board of Directors and its committees, as appropriate, on the material risks to the Company, including any major strategic, operational, regulatory and external risks inherent in the Company’s business and the policies and procedures with respect to such risks.

18	VICI PROPERTIES INC. — 2019 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS

Board Committees

Our Board of Directors has three standing committees: the Audit & Finance Committee; the Compensation Committee; and the Nominating and Governance Committee. Our committees are composed entirely of independent directors as defined under the rules, regulations and listing qualifications of the NYSE. From time to time, our Board of Directors may also create additional committees for such purposes as our Board of Directors may determine.

The table below provides membership information for each of the Board committees as of the date of this Proxy Statement:

Director	Audit & Finance Committee	Compensation Committee	Nominating and Governance Committee

James R. Abrahamson(1)	Ex Officio Member	Ex Officio Member	Ex Officio Member

Diana F. Cantor*	Member		Member

Eugene I. Davis*	Chair	Member

Eric L. Hausler*	Member		Chair

Elizabeth I. Holland*	Member	Member

Craig Macnab		Chair	Member

Michael D. Rumbolz		Member	Member

(1)	Mr. Abrahamson serves as our independent Chairman of the Board of Directors. Whenever possible, he actively participates, but does not vote, in meetings of the committees of the Board.

*	Audit committee financial expert

AUDIT & FINANCE COMMITTEE

The Audit & Finance Committee monitors the integrity of (i) our financial statements and financial reporting processes, (ii) our compliance with legal and regulatory requirements, (iii) our continued qualification as a REIT, (iv) the performance of our internal audit function as well as of our independent auditors, (v) the qualifications and independence of our independent auditor, (vi) our primary financial policies and programs, including those relating to leverage ratio, debt coverage, dividend policy and major financial risk policies, and (vii) our policies and transactions related to corporate finance, capital markets activities, capital allocation and major strategic initiatives, including potential acquisitions, divestitures, restructurings of business units, and formation of new businesses. The Audit & Finance Committee selects, assists and meets with the independent auditor, oversees each annual audit and quarterly review, establishes and maintains our internal audit controls and prepares the report that Federal securities laws require be included in our annual proxy statement. In addition, the Audit & Finance Committee is responsible for reviewing and assessing our policies and procedures related to our compliance with applicable gaming regulations. The duties and responsibilities of our Audit & Finance Committee are more fully described in our Audit & Finance Committee Charter, which is available under the “Investors” tab of the Company’s website at www.viciproperties.com, under the heading “Governance—Governance Documents”.

Our Board of Directors has determined that all members of our Audit & Finance Committee qualify as an “audit committee financial expert” as defined in Item 407(d)(5) of SEC Regulation S-K, and that each of them is “independent” as such term is defined by the applicable rules of the SEC and NYSE.

COMPENSATION COMMITTEE

The Compensation Committee reviews and approves the compensation and benefits of our executive officers and directors, administers and makes recommendations to our Board of Directors regarding our compensation and stock incentive plans, produces an annual report on executive compensation for inclusion in our annual report or proxy statement and publishes an annual committee report for our stockholders. The duties and responsibilities of our Compensation Committee are more fully described in our Compensation Committee Charter, which is available under the “Investors” tab of the Company’s website at www.viciproperties.com, under the heading “Governance—Governance Documents”.

The Compensation Committee may obtain advice from external or internal compensation consultants, legal, accounting or other advisors. The Compensation Committee has the sole authority and appropriate funding from the Company to select, approve, retain, terminate and oversee outside consultants, experts and legal, accounting and other advisors as it deems appropriate to assist it in the performance of its responsibilities. The Compensation Committee also has the sole authority to determine the terms of the engagement and the compensation of any such advisors. The Compensation Committee considers the independence of any compensation consultant or advisor retained or to be retained by it, including any independence factors it is required to consider by the NYSE, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations promulgated by the SEC thereunder, or other applicable laws and regulations.

Our Board has determined that each of the members of the Compensation Committee is independent as defined by our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors generally and compensation committees in particular.

19

CORPORATE GOVERNANCE MATTERS

NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee (i) establishes criteria for prospective members of our Board of Directors, conducts candidate searches and interviews, and formally proposes the slate of directors to be elected at each annual meeting of our stockholders, (ii) develops and recommends to our Board of Directors adoption of our Corporate Governance Guidelines, our Code of Business Conduct and our policies with respect to conflicts of interest, (iii) makes recommendations to the Board of Directors as to the membership of committees of the Board of Directors, including a chair for each committee, (iv) oversees and evaluates our Board of Directors and management, (v) evaluates from time to time the appropriate size and composition of our Board of Directors and recommends, as appropriate, increases, decreases and changes in the composition of our Board of Directors and (vi) monitors our compliance with the corporate governance requirements of state and Federal law. The duties and responsibilities of our Nominating and Governance Committee are more fully described in our Nominating and Governance Committee Charter, which is available under the “Investors” tab of the Company’s website at www.viciproperties.com, under the heading “Governance—Governance Documents”.

Our Board has determined that each of the members of the Nominating and Governance Committee is independent as defined by our Corporate Governance Guidelines and the NYSE listing standards.

Executive Sessions of Non-Management Directors

Pursuant to our Corporate Governance Guidelines and the NYSE listing standards, in order to promote open discussion among non-management directors, the non-management directors regularly meet in executive session without management participation. The executive sessions occur after each regularly scheduled meeting of the entire Board of Directors and at such other times that the non-management directors deem necessary or appropriate. In the absence of a chair of the Board of Directors, the chair of the Nominating and Governance Committee shall preside at such sessions; in the absence of such person, the non-management directors present will elect another committee chair to preside at such session. If the group of non-management directors includes any directors who are not “independent” (as such term is defined from time to time under the listing standards of the NYSE), an executive session of the independent directors shall be scheduled at least once per year. Currently, all of our non-management directors are independent.

Director Attendance at Meetings of the Board and its Committees and Annual Meetings of Stockholders

During 2018, our Board of Directors held sixteen (16) meetings, our Audit & Finance Committee held fifteen (15) meetings, our Compensation Committee held six (6) meetings and our Nominating and Governance Committee held three (3) meetings. In addition, our Board of Directors and its committees acted by written consent from time to time as appropriate, and our directors are also frequently consulted for advice and counsel between formal meetings of our Board of Directors or any of its committees. For 2018, all directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director), and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she serves (during the periods that he or she served).

Our Corporate Governance Guidelines provide that, absent exigent circumstances, all directors are expected to attend the Company’s annual meetings of stockholders. All of our directors attended the 2018 annual meeting of stockholders.

Communications with our Board of Directors

We have a process by which stockholders and/or other parties may communicate with our Board of Directors, our non-management directors as a group, any committee of the Board of Directors or any individual director by e-mail or regular mail. Any such communication may be made anonymously. All communications by e-mail should be sent to corporate.secretary@viciproperties.com. Communications sent by regular mail should be sent to Secretary, VICI Properties Inc., 430 Park Avenue, 8th Floor, New York, New York 10022.

The Company’s Secretary will review each communication received in accordance with this process who will then forward such communications or a summary thereof to the appropriate directors. Any communication related to accounting, internal controls or auditing matters will be brought promptly to the attention of the chair of the Audit & Finance Committee.

Stockholder Rights Plans

Under our bylaws, the Board of Directors shall not authorize or adopt any stockholder rights plan or similar plan or agreement without the prior approval of the Company’s stockholders, unless any such plan or agreement would be submitted to the Company’s stockholders to be ratified or, in the absence of such stockholder approval or ratification, would expire within twelve months of its adoption.

20	VICI PROPERTIES INC. — 2019 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy

We recognize that related party transactions present a heightened risk of actual, potential or perceived conflicts of interest and have adopted a written policy regarding the review, approval, and ratification of any related party transactions. Our Nominating and Governance Committee is responsible for the review, approval and ratification of “related person transactions” between us and any related person pursuant to a written related person transaction policy adopted by our Board of Directors. Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than of 5% of any class of our voting securities since the beginning of the last year or an immediate family member of any of the foregoing. In the course of its review and approval or ratification of a related person transaction, the Nominating and Governance Committee will consider:

•	whether the transaction is fair and reasonable to the Company;

•	whether the transaction was undertaken in the ordinary course of business of the Company;

•	whether the transaction was initiated by the Company, a subsidiary or the related person;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the Company of, the transaction;

•	the approximate dollar value of the amount involved in the transaction, particularly as it relates to the related person;

•	the related person’s interest in the transaction;

•	whether the transaction would impair the independence of a non-management director; and

•

whether the transaction may present an improper conflict of interest for the related person, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of the related person’s interest in the transaction and the ongoing nature of any proposed relationship.

Any member of the Nominating and Governance Committee who is a related person or the immediate family of a related person with respect to a transaction under review will not be permitted to vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting in which such transaction is considered.

Certain Relationships

EMPLOYMENT AGREEMENTS

We are party to employment agreements with each of our named executive officers. The material terms of the employment agreements with our named executive officers are described under “Executive Compensation—Compensation Tables and Arrangements—Employment Agreements with Executive Officers” and “Executive Compensation—Compensation Tables and Arrangements—Potential Payments Upon Termination or Change in Control”.

INDEMNIFICATION AGREEMENTS AND INSURANCE

We have entered into an indemnification agreement with each of our directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable. We have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities, whether or not we are required to have the power to indemnify them against the same liability.

21

DIRECTOR COMPENSATION

Director Compensation Program

Each of our non-employee directors receives an annual retainer of $225,000, payable in a combination of cash and restricted shares of the Company’s common stock. Additional annual retainers are paid to the chair of the Board of Directors ($75,000), members of the Audit & Finance Committee ($20,000; with the chair receiving $40,000), members of the Compensation Committee ($10,000; with the chair receiving $20,000), and members of the Nominating and Governance Committee ($7,500; with the chair receiving $15,000). Each director may elect, before the year in which such election is to be effective, whether to receive the additional annual retainers for that year in cash or in a combination of cash and equity. Our directors may elect to defer some or all of their compensation pursuant to a deferral plan, consistent with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended from time to time.

Director Compensation for 2018

The following table summarizes all compensation for our non-employee directors for the fiscal year ended December 31, 2018. Mses. Holland and Cantor joined our Board of Directors in January 2018 and May 2018, respectively, and, as a result, the cash paid and stock awarded to Mses. Holland and Cantor set forth in the following table reflect a pro-rated amount for the respective portion of 2018 for which each of them served on the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation(2)	Total $
James R. Abrahamson	$120,000	$180,000	$8,401	$308,401
Diana F. Cantor	$ 58,750	$ 88,027	$4,142	$150,919
Eugene I. Davis	$115,500	$167,250	$8,401	$287,151
Eric L. Hausler	$104,000	$156,000	$8,401	$268,401
Elizabeth I. Holland	$100,000	$150,000	$7,628	$257,628
Craig Macnab	$101,000	$151,500	$8,401	$260,901
Michael D. Rumbolz	$108,750	$135,000	$8,401	$252,151

(1)

The amounts in the Stock Awards column reflect the aggregate grant fair value in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 2 of the consolidated financial statements of VICI Properties Inc. included in our 2018 Annual Report.

(2) Represents	dividends earned on unvested restricted stock.

22	VICI PROPERTIES INC. — 2019 PROXY STATEMENT

EXECUTIVE OFFICERS

Set forth below is certain information regarding each of our current executive officers, other than Mr. Pitoniak, whose biographical information is presented under “Proposal 1: Election of Directors—Director Nominees”.

Name	Age	Position
Edward B. Pitoniak	63	Chief Executive Officer and Director
John W.R. Payne	50	President, Chief Operating Officer
David A. Kieske	48	Executive Vice President, Chief Financial Officer and Treasurer
Samantha S. Gallagher	42	Executive Vice President, General Counsel and Secretary

John W.R. Payne has been our president and chief operating officer since the Formation Date. Mr. Payne previously served as the chief executive officer of CEOC (which filed for Chapter 11 bankruptcy in January 2015), a position he held since 2014. Mr. Payne has 21 years of experience in the gaming and hospitality business. Prior to 2014, Mr. Payne served as President of Central Markets and Partnership Development of Caesars from 2013 to 2014, Caesars’ President of Enterprise Shared Services from 2012 to 2013, Caesars’ President of Central Division from 2007 to 2012 and Atlantic City Regional President in 2006. In 2005, Mr. Payne also served as Caesars’ Gulf Coast Regional President. Mr. Payne served as the Senior Vice President and General Manager of Harrah’s New Orleans from 2002 to 2005. Mr. Payne is a Board Member of the Audubon Institute, Crimestoppers of Greater New Orleans and the Business Council of New Orleans, as well as Chairman of the Board of The Idea Village. Mr. Payne holds a Bachelor’s degree in Political Science from Duke University and a Master’s Degree in Business Administration from Northwestern University.

David A. Kieske has been our executive vice president, chief financial officer and treasurer since January 1, 2018, and served as Special Advisor to the Chief Executive Officer from November 27, 2017 until December 31, 2017. Prior to joining the Company, Mr. Kieske worked at Wells Fargo Securities/Eastdil Secured since 2007, where he most recently served as Managing Director in the Real Estate & Lodging Investment Banking Group. In his role, Mr. Kieske was responsible for providing capital raising and financial advisory services to companies in the real estate and lodging industries. Prior to Eastdil, Mr. Kieske worked in the Real Estate & Lodging Investment Banking Groups at both Citigroup and Bank of America. Early in Mr. Kieske’s career, he was a senior accountant at Deloitte & Touche and Assistant Vice President & Corporate Controller at TriNet Corporate Realty Trust. Mr. Kieske holds a Bachelor’s degree from University of California Davis and a Master’s Degree in Business Administration from the University of California Los Angeles.

Samantha S. Gallagher has been our executive vice president, general counsel and secretary since June 2018, and served as Special Advisor to the Chief Executive Officer upon joining the Company in May 2018. Ms. Gallagher has over 15 years of experience representing REITs and other real estate companies and financial institutions. Prior to joining the Company, Ms. Gallagher served as Executive Vice President, General Counsel and Secretary at First Potomac Realty Trust (NYSE:FPO). In this role, Ms. Gallagher held leadership responsibility for all corporate governance matters, SEC and NYSE compliance, structuring of corporate-level transactions, overseeing property-level and corporate acquisitions and dispositions, supervising litigation matters, as well as managing outside counsel. Ms. Gallagher also oversaw the negotiation and documentation pertaining to First Potomac Realty Trust’s recently completed merger with Government Properties Income Trust (NASDAQ: GOV) in October 2017. Previously, Ms. Gallagher was a Partner at Arnold & Porter LLP, Bass, Berry & Sims plc, and Hogan Lovells US LLP. While in private practice, Ms. Gallagher focused on capital markets transactions (including public and private equity and debt offerings), joint ventures, mergers and acquisitions and strategic investments, as well as advising companies in a variety of corporate and securities law matters. She currently serves on the Board of Directors for Make-A-Wish® Mid-Atlantic, Inc. Ms. Gallagher earned a Juris Doctor degree from Georgetown University Law Center, cum laude, and a Bachelor of Arts degree from Princeton University, summa cum laude.

23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock, as of March 1, 2019, by (i) each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of the Company, (ii) each of our directors, (iii) each of our named executive officers listed in the table entitled “2018 Summary Compensation Table” below and (iv) all of our current directors and executive officers as a group. Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Unless otherwise noted below, the address of the persons listed in the table is c/o VICI Properties Inc., 430 Park Avenue, 8th Floor, New York, New York 10022. The percentages shown in this table are calculated based on 405,174,748 shares of our common stock outstanding as of March 1, 2019.

5% Stockholders, Officers and Directors	Number of Shares Beneficially Owned	Percentage of Common Stock

Beneficial Owners of 5% or More of Our Common Stock:

The Vanguard Group(1)	42,646,890	10.5%

Canyon Capital Advisors LLC(2)	32,289,983	8.0%

Cohen & Steers, Inc.(3)	30,768,765	7.6%

BlackRock, Inc.(4)	29,022,406	7.2%

Pacific Investment Management Company LLC(5)	28,413,319	7.0%

Soros Fund Management LLC(6)	20,898,926	5.2%

Directors and Executive Officers:

Edward B. Pitoniak	224,209	*

John W.R. Payne	63,539	*

David A. Kieske	90,077	*

Samantha S. Gallagher	34,045	*

James R. Abrahamson	43,138	*

Diana F. Cantor	7,212	*

Eugene I. Davis	32,219	*

Eric L. Hausler	25,778	*

Elizabeth I. Holland	10,984	*

Craig Macnab	21,445	*

Michael D. Rumbolz	37,855	*

Directors and Executive Officers as a Group (11 persons)	590,501	*

*	Less than 1%

(1)

Beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group, Inc. The Schedule 13G/A indicates that the reporting entity is an investment adviser with sole voting power over 522,104 shares of our common stock, shared voting power over 481,304 shares of our common stock, sole dispositive power over 42,031,852 shares of our common stock and shared dispositive power over 615,038 shares of our common stock. The Schedule 13G/A further indicates that the following wholly owned subsidiaries of The Vanguard Group, Inc. are the beneficial owners of the number and percentage of common shares set forth after their name: Vanguard Fiduciary Trust Company (133,734 shares of common stock; 0.03%), as a result of serving as investment manager of collective trust accounts; and Vanguard Investments Australia, Ltd. (869,674 shares of common stock; 0.21%), as a result of serving as investment manager of Australian investment offerings. The address of the parties is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(2)

Beneficial ownership is based on the Schedule 13G/A filed with the SEC on January 10, 2019 by Canyon Capital Advisors LLC, Mitchell R. Julis and Joshua S. Friedman, relating to 32,289,983 shares of our common stock. According to the Schedule 13G/A, Canyon Capital Advisors LLC has sole voting power and sole dispositive power over all the shares covered by the Schedule 13G/A, and Messrs. Julis and Friedman have shared voting and dispositive power. We do not have information regarding voting or dispositive power with respect to any other shares of common stock beneficially owned by Canyon Capital Advisors LLC. The address of the parties is 2000 Avenue of the Stars, 11th Floor, Los Angeles, CA 90067.

24	VICI PROPERTIES INC. — 2019 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(3)

Beneficial ownership is based on a Schedule 13G filed with the SEC on February 14, 2019 jointly by Cohen & Steers, Inc. Cohen & Steers Capital Management, Inc. and Cohen & Steers UK Limited. The Schedule 13G indicates that Cohen & Steers, Inc. is an investment adviser and a parent holding company with sole voting power over 19,203,048 shares of our common stock and sole dispositive power over 30,768,765 shares of our common stock. The address for Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. is 280 Park Avenue, 10th Floor, New York, NY 10017. The address for Cohen & Steers UK Limited is 50 Pall Mall, 7th Floor, London, United Kingdom SW1Y 5JH.

(4)

Beneficial ownership is based on Schedule 13G filed with the SEC on February 8, 2019 by BlackRock, Inc. The Schedule 13G indicates that the reporting entity is a parent holding company or control person with the sole voting power over 27,186,576 shares of our common stock and sole dispositive power over 29,022,406 shares of our common stock. The Schedule 13G further indicated that the following subsidiaries of Blackrock, Inc. acquired, and are beneficial owners of, the shares of our common stock reported on the Schedule 13G: BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited and BlackRock Fund Managers Ltd. The address of the parties is 55 East 52nd Street, New York, NY 10055.

(5)

Beneficial ownership is based on the Schedule 13G/A filed with the SEC on February 13, 2019 by Pacific Investment Management Company LLC (“PIMCO”) relating to 28,413,319 shares of our common stock, according to which PIMCO has sole voting power and sole dispositive power over all the shares covered by the Schedule 13G/A. According to the Schedule 13G/A, these shares are held by investment advisory clients or discretionary accounts of which PIMCO is the investment adviser. The Schedule 13G/A reports the securities beneficially owned or deemed to be beneficially owned by PIMCO. It does not include securities, if any, beneficially owned by PIMCO’s affiliates, whose ownership of securities is disaggregated from that of PIMCO. We do not have information regarding voting or dispositive power with respect to any other shares of common stock beneficially owned by PIMCO. The address of PIMCO is 650 Newport Center Drive, Newport Beach, CA 92660.

(6)

Beneficial ownership is based on the Schedule 13G/A filed with the SEC on February 7, 2019 by Soros Fund Management LLC (“SFM LLC”), George Soros and Robert Soros, relating to 20,898,926 shares of our common stock. According to the Schedule 13G/A, SFM LLC has sole voting power and sole dispositive power over all the shares covered by the Schedule 13G/A, and Messrs. Soros and Soros have shared voting and dispositive power over all the shares covered. We do not have information regarding voting or dispositive power with respect to any other shares of common stock beneficially owned by SFM LLC. The Schedule 13G/A further indicated that it relates to shares of our common stock held for the accounts of Quantum Partners LP, a Cayman Islands exempted limited partnership (“Quantum Partners”), shares held by Lakestar Semi Inc. (“Lakestar”), which is wholly owned by a subsidiary of Quantum Partners, and shares held for certain other funds/accounts (the “Managed Accounts”). SFM LLC serves as investment manager to Quantum Partners, Lakestar and the Managed Accounts. As such, SFM LLC has been granted investment discretion over portfolio investments, including the shares of our common stock, held for the accounts of Quantum Partners, Lakestar and the Managed Accounts. George Soros serves as Chairman and Manager of SFM LLC and Robert Soros serves as Manager of SFM LLC. The address of the parties is 250 West 55th Street, 29th Floor, New York, NY 10019.

25

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or was formerly an officer or an employee of the Company. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or the Compensation Committee, nor has such interlocking relationship existed in the past. Accordingly, during 2018 there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

COMPENSATION COMMITTEE REPORT

The following Compensation Committee report to stockholders shall not, in accordance with the rules of the SEC, be incorporated by reference into any of our future filings made under the Exchange Act or under the Securities Act, and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:

Craig Macnab (Chair)

Eugene I. Davis

Elizabeth I. Holland

Michael D. Rumbolz

26	VICI PROPERTIES INC. — 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis discusses the principles underlying our executive compensation policies and decisions for 2018. Our named executive officers for 2018 were:

Edward B. Pitoniak

Chief Executive Officer and Director

John W.R. Payne

President, Chief Operating Officer

David A. Kieske

Executive Vice President,

Chief Financial Officer and Treasurer

Samantha S. Gallagher

Executive Vice President,

General Counsel and Secretary

Executive Summary

BACKGROUND

2018 was a transformative year for VICI. Following our spin-off and emergence from Caesars Entertainment Operating Company, Inc. (“CEOC”) in October 2017, we completed our $1.4 billion initial public offering in February 2018. In just our first full year since our spin-off from CEOC, we have acquired one of the largest and best portfolios of gaming, hospitality and entertainment destinations in the REIT sector, and will continue to focus on carrying out a strategy whereby we will finance growth with prudent leverage, while maintaining sufficient liquidity for long-term growth.

Prior to October 2017, we did not pay any compensation to the individuals who became our executive officers since the spin-off and emergence took place on October 6, 2017. Furthermore, given the timing of our emergence and subsequent initial public offering, the Company made certain equity awards to our named executive officers in early 2018 in recognition of the efforts undertaken in connection with our spin-off and emergence (the “2017 Emergence-Related Awards”). The 2017 Emergence-Related Awards were made in February 2018 following the successful completion of our initial public offering. As such, certain of the 2017 Emergence-Related Awards are required to be reported as 2018 compensation even though they were not a part of our executive compensation program for 2018.

27

EXECUTIVE COMPENSATION

After completion of the initial public offering in February 2018, the Compensation Committee began a comprehensive review to develop a new executive compensation program. Following such review, the Compensation Committee established the short-term incentive plan for 2018 based on pre-determined quantitative corporate performance goals (and continued to develop the parameters for the annual incentive program for subsequent years), and adopted the long-term incentive program, which provides for a combination of time-based and performance-based awards based on rigorous, multi-year absolute and relative stockholder return goals.

2018 PERFORMANCE HIGHLIGHTS

The following are some of the highlights of our accomplishments in 2018:

(1)

Purchase price for Harrah’s Philadelphia ($241.5 million) was reduced by $159.0 million to reflect the aggregate net present value of the lease modifications, resulting in a net cash consideration of $82.5 million, which is the amount used in the total dollar value of acquisition set forth above.

(2)

AFFO is a non-GAAP financial measure. For a definition and reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measures, see the section entitled “Reconciliation of Non-GAAP Measures” in our 2018 Annual Report.

12.6%	1-Year From IPO Total Stockholder Return*

Outperformed	MSCI U.S. REIT Index – 11.3% S&P 500 Index – (2.3)%

*For the period January 31, 2018 through January 31, 2019

VICI is indexed off of its initial public offering offer price of $20 per share (unadjusted) on January 31, 2018

EXECUTIVE COMPENSATION HIGHLIGHTS

The primary objectives of our compensation program are to:

✓	Align the interests of our executives with those of stockholders;

✓	Link executive compensation to the Company’s short-term and long-term performance;

✓	Attract, motivate and retain high-performing executive officers through competitive compensation arrangements;

✓	Promote long-term value creation and growth strategies; and

✓

Encourage executive stock ownership by providing long-term incentives that (i) align the interests of our executive officers with those of our stockholders and (ii) further the goals of executive retention.

28	VICI PROPERTIES INC. — 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

The following is an overview of the highlights of our compensation structure, and the fundamental compensation policies and practices we do and do not use.

WHAT WE DO	WHAT WE DON’T DO

Align the interests of our executives and stockholders through the use of performance-based annual cash incentive compensation and service and performance-based long-term equity incentive compensation.

No excise tax gross-ups upon a change in control.
Double-Trigger Severance Payments – a “change in control” by itself is not sufficient to trigger severance payments, it must also be accompanied by a qualifying termination.	No pledging, hedging or short sale activities by our executives and directors.

We have a clawback policy regarding the recoupment of incentive compensation if an executive officer willfully committed an illegal act, fraud, intentional misconduct or gross recklessness that caused a mandatory restatement of our financials.

We do not maintain any defined benefit or supplemental retirement plans.
No perquisites or other personal benefits to executive officers that are not available to all employees.
Maintain meaningful director and executive officer stock ownership guidelines, including requirement that our CEO accumulate a holding of 5x his base salary.	We do not pay dividends on unvested equity awards until, and only to the extent, those awards vest.
Engage an independent compensation consultant to review and provide recommendations regarding our executive compensation program.	We do not allow for repricing or buyouts of underwater options or stock appreciation rights without stockholder approval.
We require a one-year minimum vesting period on equity grants, subject to a 5% carve out.	No plan design features that encourage excessive or imprudent risk taking.

COMPENSATION FRAMEWORK

The primary components of our executive compensation program are base salary, short-term incentive compensation (cash bonus plan) and long-term incentive compensation (equity). These components are described in more detail below.

Component	Description	Primary Objective
Base Salary	Fixed cash compensation	• Attract and retain high-performing executives • Provide competitive fixed compensation considering the job responsibilities, individual performance, experience, expertise and qualifications
Short-Term Incentive Plan (“STIP”)	Cash compensation tied to achievement of pre-determined quantitative performance goals	• Promote short-term business objectives and growth strategies • Motivate executives to enter into accretive transactions that result in AFFO growth
Long-Term Incentive Plan (“LTIP”)

Annual equity awards consisting of:

•   40% time-based restricted common stock that vests over a three-year period; and

•   60% performance-based restricted stock units (“PSUs”) that vest based on absolute and relative total stockholder return goals measured over a three-year performance period

•   Promote long-term value creation and growth strategies

•   Align executive and stockholder interests by encouraging maximization of stockholder value

•   Promote retention and provide ongoing incentives by encouraging long-term stock ownership

29

EXECUTIVE COMPENSATION

ALIGNMENT OF PAY WITH PERFORMANCE

Our compensation program provides significant alignment between pay and performance by linking a meaningful portion of total compensation to the achievement of pre-determined quantitative performance goals through our STIP, as well as rigorous absolute and relative stockholder return goals through our LTIP. In 2018, 77.8% of our Chief Executive Officer’s total target compensation, and 66.3% (on average) of our other named executive officer’s total target compensation was performance-based and/or at risk/not guaranteed and 22.2% and 33.7%, respectively, was fixed. To build even stronger pay-for-performance alignment with our stockholders, long-term incentive awards under the adopted LTIP in 2018 are predominantly “at-risk” performance-based equity awards, the vesting and ultimate value of which depends entirely on the Company’s future absolute and relative stockholder return. The following graphics illustrate the mix between fixed pay (base salary) and at-risk pay incentives (short-term incentive in the form of cash and long-term incentive in the form of time-based restricted stock and PSUs) for our Chief Executive Officer and the average of our other named executive officers, in each case based on target levels of compensation.

STATUS OF LTIP AWARDS–PSUS

The Compensation Committee believes that the long-term incentive compensation awards issued to the named executive officers pursuant to the LTIP appropriately align our named executive officers’ focus on achieving the Company’s strategic objectives with the absolute and relative stockholder return expectations of our stockholders. The following table shows the status of the PSUs granted under the 2018 LTIP Awards (based on tracking data for the performance period from January 1, 2018 to December 31, 2020, measured as of December 31, 2018).

LTIP Award	Performance Metric	2018	2019	2020	Status	Payout as % of Target
2018 PSUs	Absolute TSR – 50% Relative TSR vs. MSCI US REIT Index – 50%				Tracking Below Target	25%(1)

(1)

Percentage shown measures performance as of December 31, 2018. The actual number of PSUs that will vest will be determined at the end of the three-year performance period from January 1, 2018 to December 31, 2020.

Compensation Philosophy

Our compensation arrangements are designed to attract and retain high-performing executives by rewarding our executives for achieving both short- and long-term performance goals that are aimed at growing stockholder value. These arrangements seek to align the interests of our executives with those of our stockholders through heavy reliance on short- and long-term performance-oriented cash and equity incentive plans. Our Compensation Committee will review and consider this philosophy and may make adjustments as it determines necessary or appropriate. The principal objectives of our compensation philosophy and program are to:

•

align the interests of our executives and stockholders through the use of performance-based short-term cash incentive compensation and time- and performance-based long-term equity incentive compensation;

30	VICI PROPERTIES INC. — 2019 PROXY STATEMENT

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•	attract, motivate, retain and reward the key leadership and managerial talent needed for our Company to achieve its goals and objectives;

•	promote long-term value creation and growth strategies;

•	ensure line-of-sight between key performance measures that are indicative of company growth and gains in stockholder value and actual results; and

•	encourage executive stock ownership by providing long-term incentives that align the interests of our executive officers with those of our stockholders and further the goals of executive retention.

In developing the Company’s executive compensation philosophy and implementing its programs and policies, our Compensation Committee and Board of Directors recognizes the importance of aligning the Company’s executive compensation programs with stockholder interests and continually reviews the Company’s executive compensation practices. As a result of this ongoing review, in August 2018, our Compensation Committee adopted our LTIP, which aligns the interest of the Company’s executive officers with the interest of our stockholders and provides for (i) 40% of the annual award in time-based restricted stock that vests ratably, annually over three years and (ii) 60% of the annual awards in PSUs that vest based on the achievement of rigorous absolute and relative total stockholder return goals measured over a three-year period.

Compensation Process

ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee of our Board of Directors regularly oversees our executive compensation program, and evaluates and determines the appropriate executive compensation philosophy and objectives for VICI, the process for establishing executive compensation, and the appropriate design of our executive compensation program and compensation arrangements. The Compensation Committee consists entirely of independent directors who review and approve our overall executive compensation programs and practices and set the compensation of our executive officers. In determining compensation for our executive officers, other than our Chief Executive Officer, the Committee considers, among other things, the recommendations of our Chief Executive Officer. The Compensation Committee also is supported in its work by an independent compensation consultant, as described below. The Committee is, however, solely responsible for making the final decisions on compensation for our executive officers.

ROLE OF EXECUTIVES

In order to ensure that compensation programs are aligned with our strategic objectives and appropriate performance goals, management provides input to the Compensation Committee with respect to the compensation-setting process. The Chief Executive Officer, the Executive Vice President, General Counsel and Secretary, and the Executive Vice President, Chief Financial Officer and Treasurer are the officers who interact most closely with the Compensation Committee. These individuals work with the Compensation Committee to provide their perspective on aligning executive compensation strategies with our business objectives. When determining compensation for our executive officers, the Chief Executive Officer provides the Compensation Committee his input regarding executive performance, and recommends base salary and annual and long-term incentive targets for each of our executive officers (other than himself). The performance of the Chief Executive Officer is assessed directly by the Compensation Committee (with input from other independent directors) in executive session without the Chief Executive Officer present.

ROLE OF COMPENSATION CONSULTANT

The Compensation Committee has retained an independent compensation consultant, Lyons, Benenson & Company Inc. (“Lyons Benenson”), to provide advice and support to the Compensation Committee in the design and implementation of our executive compensation program. Lyons Benenson was retained directly by the Compensation Committee, which, in its sole discretion, has the sole authority to select, approve, retain, terminate and oversee its relationship with the firm. Lyons Benenson did not provide other consulting services to VICI or any of its executive officers in 2018. In selecting its compensation consultant, the Compensation Committee considered the independence of such consultant in accordance with the standards of the NYSE, any applicable rules and regulations of the SEC and other applicable laws relating to independence of advisors and consultants. The Compensation Committee concluded that no conflict of interest exists that would prevent Lyons Benenson from independently advising the Compensation Committee.

At the Compensation Committee’s request, Lyons Benenson regularly attends Compensation Committee meetings. Lyons Benenson also communicates with the Chair of the Compensation Committee outside committee meetings regarding matters related to the Compensation Committee’s responsibilities.

PEER GROUP AND BENCHMARKING

The Compensation Committee reviews the potential total compensation package for each of the executive officers against a pre-selected peer group of companies, based on data compiled by Lyons Benenson. Consistent with the objectives of the Company’s executive compensation program, the Compensation Committee compares executive officer compensation against these peer companies (“benchmarking analysis”) to

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ensure that the Company attracts and retains highly qualified executive officers by providing a total compensation package that is competitive with those provided by the Company’s peers. In June 2017, Lyons Benenson assisted the Compensation Committee in selecting its peer group, based on a methodology utilizing the following primary factors: (i) industry classification with a focus on triple-net lease and other REITS as well as competitors in other complementary industries, (ii) similarity in size in terms of total revenue and market capitalization, and (iii) recent financial performance under selected relative and absolute measures of growth and return. Based on the foregoing factors, the 2017/2018 peer group consisted of the following public companies.

2017/2018 PEER GROUP
Apple Hospitality REIT, Inc.	LaSalle Hotel Properties
Boyd Gaming Corporation	MGM Growth Properties LLC*
Chesapeake Lodging Trust	Pebblebrook Hotel Trust
Churchill Downs Incorporated	Red Rock Resorts, Inc.
DiamondRock Hospitality Company	Ryman Hospitality Properties, Inc.
Eldorado Resorts, Inc.	Spirit Realty Capital, Inc.*
EPR Properties*	Sunstone Hotel Investors, Inc.
Four Corners Property Trust, Inc.*	Xenia Hotels & Resorts, Inc.*
Gaming and Leisure Properties, Inc.*

* Denotes a triple-net lease REIT

Lyons Benenson’s benchmarking analysis compared the compensation of our executive officers based on each element of compensation and total target compensation (including base salary, target short-term incentive compensation and target long-term incentive compensation) with that of executive officers of similar titles and job roles across the peer group. The Compensation Committee considered and expects to continue to consider the amount and mix of base and variable compensation by referencing, for each executive officer position, the prevalence of each element and the level of compensation that is provided in the market based on Lyons Benenson’s benchmarking analysis. The Compensation Committee typically uses the median levels of compensation within the peer group as an initial point of reference for setting pay; however, the Compensation Committee does not specifically target a percentile for benchmarking purposes and actual compensation paid may fluctuate above/below the median of the peer group based on the Company’s performance and achievement of the goals established by the Compensation Committee for the executive officers. The Compensation Committee expects to review the peer group periodically and make changes as warranted and deemed appropriate by the Compensation Committee. In 2018, the 2018 total target compensation of our Chief Executive Officer was compared to the 2017 total target compensation of CEOs or equivalents of the 2017/2018 peer companies. This comparative analysis indicated that our Chief Executive Officer’s 2018 total target compensation registered in the 22nd percentile of the 2017/2018 peer companies’ CEO or equivalents total target compensation for 2017 and was approximately 27% below the median total target compensation for 2017 for CEOs or equivalents of the 2017/2018 peer companies.

Given our Company’s significant growth during 2018 (following our initial public offering in February 2018), the Compensation Committee reviewed the composition of our peer group in January 2019. Based on the recommendations of Lyons Benenson, the Compensation Committee determined that significant revisions to our peer group were warranted to (i) ensure that our total revenue, equity market capitalization and total enterprise value remained near the median of the peer group for 2019 and (ii) create a peer group that consists exclusively of publicly traded REITs. Our 2019 peer group consists of the following 15 publicly traded REITs:

2019 PEER GROUP
EPR Properties*	Park Hotels & Resorts Inc.
Federal Realty Investment Trust	Pebblebrook Hotel Trust
Gaming and Leisure Properties, Inc.*	Realty Income Corporation*
HCP, Inc.	Regency Centers Corporation
Kimco Realty Corporation	STORE Capital Corporation*
MGM Growth Properties LLC*	Uniti Group Inc.*
National Retail Properties, Inc.*	W.P. Carey Inc.*
Omega Healthcare Investors, Inc.

* Denotes a triple-net lease REIT

32	VICI PROPERTIES INC. — 2019 PROXY STATEMENT

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The companies in our 2019 peer group focus on a variety of asset classes within the REIT industry, including those with similar triple-net lease structures, as well as those that are similar to us in size in terms of revenues, market capitalization and total enterprise value.

Results from 2018 Say-on-Pay Vote

In 2018, we provided our stockholders with their first advisory, non-binding, vote on our executive compensation as a newly public company (i.e., a “say-on-pay” vote). At our 2018 annual meeting of stockholders, over 98% of the votes cast voted for our say-on-pay proposal. The Compensation Committee appreciates and values the views of our stockholders. After considering our 2018 say-on-pay voting results and the advice from our compensation consultant, the Compensation Committee continues to believe that our executive compensation program and philosophy are properly aligned with the interests of our stockholders. However, despite strong stockholder support for our compensation program, our Compensation Committee proactively adopted a new long-term incentive compensation program in 2018 that better aligns the interest of the Company’s executive officers with the interest of our stockholders and provides for (i) 40% of the annual award in time-based restricted stock that vests ratably, annually over three years and (ii) 60% of the annual awards in PSUs that vest based on the achievement of rigorous absolute and relative total stockholder return goals measured over a three-year period. The Compensation Committee expects to consider future annual say-on-pay votes and investor feedback when making decisions relating to our executive compensation program, policies and practices.

Elements of Executive Compensation

Our executive compensation program consists of the following primary components: base salary, annual incentive compensation (annual cash bonus plan) and long-term incentive compensation (equity).

BASE SALARY

Base salary is the fixed element of an executive officer’s annual cash compensation and is intended to attract and retain highly qualified executives and to compensate for expected day-to-day performance. The Compensation Committee reviews the base salary for each of our executive officers on an annual basis, and considers the following factors in making its determinations: the executive officer’s position, responsibilities associated with that position, experience, expertise, knowledge and qualifications, market factors, the industry in which we operate and compete, recruitment and retention factors, the executive officer’s individual compensation history, salary levels of the other members of our executive team and similarly situated/comparable executives in our peer group, and our overall compensation philosophy.

Set forth in the table below are the 2017 and 2018 base salaries for each of our named executive officers. The annual base salaries of our named executive officers were not changed for 2018.

Named Executive Officer	2017(1) Base Salary	2018 Base Salary	Percent Increase from 2017
Edward B. Pitoniak	$725,000	$725,000	0%
John W.R. Payne	$1,200,000	$1,200,000	0%
David A. Kieske(2)	$—	$450,000	—%
Samantha S. Gallagher(2)	$—	$383,000	—%

(1)

The amounts shown reflect annualized base salary amounts for fiscal year 2017. As the Company was formed on October 6, 2017, actual base salaries received during 2017 by the named executive officers are reported in the Summary Compensation Table below.

(2)	Mr. Kieske and Ms. Gallagher each became executive officers of the Company in 2018.

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SHORT-TERM INCENTIVE PLAN (“STIP”)

Our executive officers are eligible for short-term cash incentive compensation, which is intended to motivate the executive officers to achieve short-term company performance goals that will inure to the benefit of our Company and stockholders, and to align executive officers’ interests with those of the stockholders. For 2018, the Compensation Committee approved a STIP that was designed to reward the Company’s executive officers based exclusively on corporate performance. Each fiscal year the Compensation Committee will determine a target STIP bonus for each executive officer. With respect to 2018, the target bonus for each of the named executive officers was as prescribed in their respective employment agreements, which provide (a) in the case of Messrs. Pitoniak and Kieske and Ms. Gallagher, for specified target and maximum cash bonus opportunities as a percentage of base salary and (b) in the case of Mr. Payne, for a specified target dollar amount. The following table sets forth the 2018 STIP award targets for our named executive officers:

Named Executive Officer	2018 STIP Opportunity (as % of Base Salary)
	Threshold	Target	Superior
Edward B. Pitoniak	50%	100%	200%
John W.R. Payne(1)	37.5%	75%	150%
David A. Kieske	42.5%	85%	170%
Samantha S. Gallagher	42.5%	85%	170%

(1)

Mr. Payne’s employment agreement provides for a target bonus designated as a specific dollar amount. Amounts set forth above reflect the percentage (%) of base salary that such dollar amount represents.

The STIP provides payout opportunities based on the achievement of the pre-determined corporate performance objectives(s), with actual STIP bonuses earned based on the achievement of such performance objective(s) each fiscal year. No compensation is awarded for below-threshold performance. If corporate performance is between performance levels (i.e., between threshold and target, or between target and superior), the actual amount of the award that is earned will be “interpolated” using the two identified levels of performance. The Compensation Committee determines the achievement of the corporate performance objective(s) during the first quarter following the fiscal year to which such awards pertain after a review of the Company’s actual corporate performance.

2018 STIP AWARDS

With respect to 2018, the Compensation Committee approved AFFO per share as the sole metric against which performance would be measured, as such metric incentivizes accretive transactions that result in AFFO growth.

Objective Corporate Performance Metric – Weighted 100% 2018 AFFO Per Share

The Compensation Committee set the 2018 STIP awards based on performance relative to budgeted AFFO per share and the bonus payment threshold (payout is interpolated for results between the levels specified in the table) as follows:

Payout Level	2018 AFFO Per Share	Bonus Payout Threshold
Threshold	$1.40	50%
Target	$1.42	100%
Superior	$1.48	200%

During the first quarter of 2019, actual AFFO per share results were determined against the 2018 corporate performance metrics under the STIP. Based on our actual AFFO per share of $1.44 (excluding the impact of only that portion of our November 2018 equity offering that was opportunistically over-equitized beyond what was required to fund the Greektown transaction on a leverage-neutral basis), the Compensation Committee approved the following 2018 STIP awards for the named executive officers:

Named Executive Officer	2018 Actual STIP Award	Percentage of Target Potential
Edward B. Pitoniak	$1,003,182	138%
John W.R. Payne	$1,245,330	138%
David A. Kieske	$529,265	138%
Samantha S. Gallagher	$450,463	138%

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LONG-TERM INCENTIVE PROGRAM (“LTIP”)

Our executive officers are eligible for annual long-term equity incentive compensation, which is intended to promote long-term value creation and growth strategies, align executive and stockholder interests by encouraging maximization of stockholder value and promote retention and provide ongoing incentives by encouraging long-term stock ownership. Each fiscal year the Compensation Committee will determine an aggregate target value for the long-term incentive award for each executive officer. With respect to 2018, the aggregate target long-term incentive award for each of the named executive officers was as proscribed in their respective employment agreements, which provide (a) in the case of Messrs. Pitoniak and Kieske and Ms. Gallagher, for specified target equity incentive opportunities as a percentage of base salary, and (b) in the case of Mr. Payne, for a specified target dollar amount. The following table sets forth the aggregate long-term incentive award targets for our named executive officers:

Named Executive Officer	LTIP Award Target (% of Base Salary)
Edward B. Pitoniak	250%
John W.R. Payne(1)	75%
David A. Kieske	150%
Samantha S. Gallagher	135%

(1)

Mr. Payne’s employment agreement provides for a target long-term incentive award designated as a specific dollar amount. Amount set forth above reflects the percentage (%) of base salary that such dollar amount represents.

In August 2018, the Board, based on the recommendation of the Compensation Committee, established the LTIP, which provides for the granting of equity incentive awards under the VICI Properties Inc. 2017 Stock Incentive Plan to the Company’s executive officers pursuant to their respective employment agreements and to certain other officers and employees as designated by the Compensation Committee. The LTIP was established in consultation with the Compensation Committee’s independent compensation consultant and is intended to closely align the interest of the Company’s executive officers (and other eligible employees) with the interest of our stockholders. In particular, the LTIP is intended to focus our executive officers and other eligible employees on, and reward them for, achieving our long-term goals and enhancing stockholder value. For 2018, the LTIP provides for annual grants of full value equity awards that are issued in two parts such that (i) 40% are time-based awards consisting of restricted common stock (“Time-Based Awards”) that vest ratably, annually over a three-year period and (ii) 60% are performance-based awards consisting of PSUs that vest based on the achievement of certain performance conditions over a three-year performance period.

Each year, the Compensation Committee will determine an aggregate target value (including the time-based and performance-based portions) of the annual LTIP award (the “Aggregate Target Value”) for each participant. Unless otherwise determined by the Compensation Committee, the Aggregate Target Value for each participant is specifically proscribed in the participant’s employment agreement or offer letter (and is generally designated as a percentage (%) of his or her base salary). The performance conditions used for the performance-based portion of the LTIP, and the levels of performance (threshold, target and superior) required to be achieved under the program, will be set by the Compensation Committee annually (in the first quarter of each applicable year, other than with respect to 2018 given the timing of approving the LTIP). At the same time that the performance conditions and levels are set by the Compensation Committee, the Compensation Committee will review and establish the Aggregate Target Value of the annual award under the LTIP for each executive officer and other eligible employee for the applicable year.

TIME-BASED PORTION OF LTIP AWARD

The Time-Based Awards will be in the form of shares of restricted stock, which shall vest ratably, annually over three years (except that, as discussed below, with respect to the Time-Based Awards under the 2018 LTIP Awards, the first vesting date shall be on March 31, 2019 and the next vesting dates shall be the next two anniversaries thereof). There are no performance conditions attached to the Time-Based Awards; the only requirement for vesting is continued service (except as otherwise provided in the participant’s employment agreement in specific instances such as terminations without “cause” or for “good reason”, including following a “change in control”). Dividends on the shares of restricted stock are held by the Company and deemed invested in the shares of common stock and are payable in cash only if and to the extent that the shares vest. As such, no dividends will be paid on unvested shares of restricted stock.

PERFORMANCE-BASED PORTION OF LTIP AWARD

With respect to the portion of the LTIP Award that is performance based, 50% of the award will vest on the basis of the Company’s Absolute Total Stockholder Return (as defined below) and 50% of the award will vest on the basis of the Company’s Relative Total Stockholder Return (as defined below) versus the MSCI US REIT Index (in each case based on actual results, as measured over a three-year performance period); provided, however, that the performance conditions for future awards may subsequently be changed by the Compensation Committee. The award provides that a recipient is granted a target number of restricted stock units and is eligible to earn from 0% to 200% of such target

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EXECUTIVE COMPENSATION

number of restricted stock units based on the level of achievement of the foregoing performance conditions during the applicable three-year performance period beginning on January 1 of the year of such grant and ending on December 31 of the third year following such grant.

As soon as practicable following the end of the performance period, the Compensation Committee shall determine the Company’s level of achievement of the performance conditions and the percentage of the target number of PSUs earned by the recipient pursuant to such criteria, and, therefore, the number of shares of common stock, if any, to be delivered. Vested PSUs shall be settled shortly thereafter, but in no event later than March 15th following the end of the performance period. If the Company’s performance is above threshold and between any two levels of performance (i.e., between threshold and target or between target and superior), the number of PSUs that will become vested will be determined based on linear interpolation between such goals. If the Company’s performance falls below the threshold level for the applicable performance condition (i.e., Absolute Total Stockholder Return or Relative Total Stockholder Return), no portion of the PSU subject to such performance component shall become vested. For avoidance of doubt, failure to achieve threshold of one performance condition (i.e., failure to achieve threshold for Absolute Total Stockholder Return or failure to achieve threshold for Relative Total Stockholder Return) shall not result in the forfeiture of the PSUs subject to the performance condition that is achieved. Notwithstanding the above, in the event that the Company’s Absolute Total Stockholder Return for the performance period is negative, the number of PSUs that vest based on Relative Total Stockholder Return shall not exceed the threshold level of PSUs for the Relative Total Stockholder Return performance condition, even if the Company’s Relative Total Stockholder Return exceeds Relative Total Stockholder Return threshold performance.

In the event a participant’s termination of employment prior to the expiration of the applicable performance period, any unvested PSUs (and any related dividend equivalents) shall be forfeited without consideration as of the date of such termination. Notwithstanding the foregoing, for participants with employment agreements (i) in the event of the death, disability, termination of employment without cause or resignation with good reason, a pro rata portion (determined based on the number of days elapsed between the start of the performance period through the date of termination) of the PSUs shall remain outstanding during the performance period and shall vest and be settled, if and to the extent, the applicable performance conditions are achieved at the end of the performance period and (ii) if the employment terminates during the performance period as a result of the Company’s decision not to renew the executive officer’s employment agreement (a “Company Non-Renewal”), the participant’s termination of employment shall be treated as a termination by the Company without cause as set forth in clause (i) of this sentence.

The award further provides that, in the event of a consummation of a “change in control” (as defined below) during the applicable performance period:

•

if the PSUs are not assumed or exchanged for an equivalent substitute award by the Company or its successor, the PSUs shall become vested and settled as of the date of consummation of the change in control based on the greater of target or actual performance through the date immediately prior to the consummation of the change in control if either (i) the executive officer is employed on the date of the change in control, or (ii) if the executive officer is party to an employment agreement with the Company, the executive officer is terminated within the six months prior to the change in control; and

•

if the PSUs are assumed or exchanged for an equivalent award by the Company or its successor in connection with a change in control and the executive officer’s employment with the Company is terminated during the applicable performance period (i) by the Company without cause, (ii) by the executive officer for good reason or (iii) at the scheduled expiration of the term of the executive officer’s employment agreement on account of a Company Non-Renewal, and any such termination set forth in clauses (i), (ii) or (iii) occurs within six months prior to the consummation of a change in control or on or within the twelve months following a change in control, then, notwithstanding anything else in the award to the contrary, the PSUs shall become vested and settled as of the date of consummation of the change in control based on the greater of target or actual performance through the date immediately prior to the consummation of the change in control. Settlement of the PSUs in the event of such a termination within six month prior to or twelve months following a change in control shall be on (i) the date of the change in control (if the termination occurred within six months prior to the consummation of the change in control), (ii) the date of termination of employment (if the termination occurs within twelve months following to the consummation of the change in control), or (iii) if required for tax purposes, the date the PSUs were to be originally settled absent the change in control.

For purposes of the performance-based award, “change in control” shall mean the occurrence of one of the following events: (a) any transaction or group of related transactions (whether a merger, consolidation, sale or otherwise) pursuant to which any Person (in any case, excluding the Company and any Company Affiliate (as defined in the award agreement)) or group (within the meaning of Section 13(d)(3) of the Exchange Act) of such Persons acting together pursuant to which such Person or group of Persons is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 30% of the aggregate voting power of the capital stock ordinarily entitled to elect directors of the Company; (b) any disposition in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries (which shall be defined to include any corporation, partnership, limited liability company or other entity of which more than 50% of the economic interest in such entity is owned directly or indirectly by the Company or another subsidiary of the Company), determined on a consolidated basis, to any Person or Persons (in any case, excluding the

36	VICI PROPERTIES INC. — 2019 PROXY STATEMENT

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Company and any Company Affiliate); (c) within a 12-month period, a majority of the members of the Board cease to be Continuing Directors; (d) the consummation of a merger, consolidation, reorganization or similar corporate transaction involving the Company, other than a merger, consolidation, reorganization or similar corporate transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least a majority of the aggregate voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger, consolidation, reorganization or similar corporate transaction; or (e) a liquidation or dissolution of the Company. As used herein, a “Continuing Director” means any member of the Board who was a member of such Board on the date hereof; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by a majority of the directors who then comprised the Continuing Directors shall be considered to be a Continuing Director.

With respect to the PSUs, dividends accumulate and are payable in cash only if and to the extent that the PSUs vest. As such, no dividends will be paid on unearned PSUs.

The PSUs (and any related dividend equivalents) are subject to recoupment in accordance with any existing clawback or recoupment policy, or any clawback or recoupment policy that the Company is otherwise required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

2018 LTIP AWARDS

In connection with the adoption of the LTIP, in August 2018, the Compensation Committee approved the grant of the following awards to the Company’s executive officers for the 2018 year as set forth in the table below. As discussed above, in future years, the grants will be made in the first quarter of the applicable fiscal year.

Participant	Aggregate Amount of Target LTIP Award	Time-Based Award (40% of Aggregate Target LTIP)(1)	Performance-Based Award (60% of Aggregate Target LTIP)(2)
			Threshold (50%)	Target (100%)	Superior (200%)
Edward B. Pitoniak	$1,812,500	$725,000	$543,750	$1,087,500	$2,175,000
John W.R. Payne	$900,000	$360,000	$270,000	$540,000	$1,080,000
David A. Kieske	$675,000	$270,000	$202,500	$405,000	$810,000
Samantha S. Gallagher	$517,050	$206,820	$155,115	$310,230	$620,460

(1)

The number of restricted shares of common stock issued pursuant to the Time-Based Awards were determined by dividing the applicable dollar amounts by the 10-trading day volume weighted average price as of August 29, 2018.

(2)

The number of PSUs issued pursuant to the Performance-Based Awards were issued at an amount equal to the target amount set forth above, with the number of restricted stock units having been determined by dividing the applicable target dollar amount of such awards by the Monte Carlo grant date fair value per share as of August 29, 2018. The Monte Carlo value was determined by an independent valuation consultant.

The time-based portion of the 2018 LTIP Awards vest in three equal installments on March 31, 2019, 2020 and 2021, subject to accelerated vesting as set forth in the 2017 Stock Incentive Plan, the applicable award agreement or the applicable employment agreement.

With respect to the performance-based portion of the 2018 LTIP Awards, 50% of the award will vest on the basis of the Company’s absolute total stockholder return and 50% of the award will vest on the basis of the Company’s relative total stockholder return versus the MSCI US REIT Index as set forth below (in each case based on actual results, as measured over the three-year performance period from January 1, 2018 to December 31, 2020):

PSUs under 2018 LTIP Awards (2018 – 2020 Performance Period) (60% of 2018 LTIP Award)		=	Vesting
% of PSUs Vesting Based on Absolute TSR and Relative TSR Performance Levels			Actual number of PSUs to vest based on the performance levels of Absolute TSR and Relative TSR achieved at the end of the three-year performance period
Absolute Total Stockholder Return(1) (50% Weighting)	Relative Total Stockholder Return vs. RMZ(2) (50% Weighting)
Below Threshold = 0% Earned	Below Threshold = 0% Earned
Achievement of Threshold = 50% Earned	Achievement of Threshold = 50% Earned
Achievement of Target = 100% Earned	Achievement of Target = 100% Earned
Achievement of Superior = 200% Earned	Achievement of Superior = 200% Earned

(1)

“Absolute Total Stockholder Return” or “Absolute TSR” is calculated on a compounded annualized basis and includes (i) the sum of (a) the cumulative amount of dividends (ordinary and special) paid per share over the measurement period, assuming the reinvestment of dividends in common stock, and (b) an amount equal to (x) the closing common share price on the last trading day of the measurement period, minus (y) the closing common share price on the first trading day of the measurement period, divided by (ii) the closing common share price on the first trading day of the measurement period.

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EXECUTIVE COMPENSATION

(2)

“Relative Total Stockholder Return” or “Relative TSR” shall mean the Company’s Absolute TSR for the performance period as measured against the Absolute Total Stockholder Return for the MSCI US REIT Index (“RMZ”).

We believe the performance targets are rigorous but achievable and challenge our executive team to achieve consistently high performance levels, both on an Absolute TSR and Relative TSR basis. If the Company’s performance is below the threshold of one performance metric, no PSUs are earned for such portion of the award; however, failure to achieve threshold of one performance metric (i.e., failure to achieve threshold for Absolute TSR or failure to achieve threshold for Relative TSR) will not result in the forfeiture of the PSUs subject to the performance metric that is achieved. If the Company’s performance is between two levels of performance (i.e., between threshold and target or between target and superior), the actual amount of the award that is earned (and the number of PSUs that will vest) will be determined based on linear interpolation. Notwithstanding the foregoing, in the event that the Company’s Absolute TSR for the performance period is negative, the number of PSUs that vest based on Relative TSR shall not exceed the threshold number of PSUs for the Relative TSR performance metric, even if the Company’s Relative TSR exceeds Relative TSR threshold performance.

OTHER 2018 AWARDS—2017 EMERGENCE-RELATED AWARDS

The Company made certain one-time equity awards to our named executive officers in 2018, including certain negotiated awards agreed to during the hiring process and awards granted in recognition of the efforts undertaken in connection with our spin-off and emergence from CEOC in October 2017 (the “2017 Emergence-Related Awards”). The 2017 Emergence-Related Awards were made in February 2018 following the successful completion of the Company’s initial public offering, in the amounts set forth below.

Named Executive Officers	2017 Emergence-Related Awards
Edward B. Pitoniak	— (1)
John W.R. Payne	$214,521 (2)
David A. Kieske	$400,000 (2)
Samantha S. Gallagher	— (3)

(1)

Pursuant to Mr. Pitoniak’s employment agreement, his 2017 Emergence-Related Award was fully vested at grant and, in accordance with FASB ASC Topic 718, was fully expensed on October 6, 2017, the date of service inception. As a result, Mr. Pitoniak’s 2017 Emergence-Related Award was previously reported in the 2017 Summary Compensation Table and is shown in the 2018 Summary Compensation Table as 2017 compensation.

(2)

The 2017 Emergence-Related Awards granted to Messrs. Payne and Kieske were issued in the form of restricted common stock that vest ratably over four years on each of January 15, 2019, 2020, 2021 and 2022.

(3)

Ms. Gallagher joined the Company in May 2018 and, as a result, did not receive a 2017 Emergence-Related Award. However, pursuant to the terms of Ms. Gallagher’s employment agreement, she received an initial sign-on award of restricted common stock with a value of $200,000, which will vest ratably on each of the first four anniversaries of the grant date.

Other Compensation Program Elements and Policies

PERQUISITES AND OTHER BENEFITS

We maintain medical, dental and vision insurance, life insurance, and accidental death and disability insurance for all of our full-time employees. Executives are eligible to participate in the same welfare benefit plans as our other full-time employees and are covered by the same vacation, leave of absence and similar polices. We do not offer any perquisites or other benefits to our executive officers that are not generally available to our other employees.

SEVERANCE BENEFITS

In order to achieve our compensation objective of attracting, retaining and motivating high-performing executives, we believe that we need to provide the named executive officers with severance protection. We are party to employment agreements with each of our named executive officers. Pursuant to the employment agreements, each of our named executive officers is entitled to certain severance benefits based on the nature of their termination. See “—Compensation Tables and Arrangements—Employment Agreements with Executive Officers” and “—Compensation Tables and Arrangements—Potential Payments Upon Termination or Change in Control” below for complete details of severance benefits payable to the named executive officers upon termination or change in control.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

The Board adopted stock ownership guidelines for our executive officers pursuant to which such individuals are expected to attain minimum levels of equity ownership. For purposes of this requirement, an executive officer’s equity ownership includes: (a) shares of common stock or preferred stock; (b) partnership interests in the Company’s operating partnership; and (c) (i) time-based restricted stock (whether vested or

38	VICI PROPERTIES INC. — 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

unvested), (ii) time-based restricted stock units (whether vested or unvested), (iii) performance-based restricted stock (whether vested or unvested and assuming target performance); and (iv) performance-based restricted stock units (whether vested or unvested and assuming target performance). Individuals subject to these guidelines have until the fifth anniversary of (a) February 12, 2019 (the date the Company adopted the stock ownership guidelines) or (b) the date he or she first becomes subject to the applicable ownership guideline level to attain the requisite level of ownership. We also require our executive officers to maintain meaningful stock ownership through a combination of vesting and/or post-vesting transfer restrictions on certain equity grants. The target ownership level of Company equity pursuant to the stock ownership guidelines is expressed as a multiple of base salary as set forth below.

Position	Multiple

Chief Executive Officer	5x
Other Executive Officers	3x

NO PLEDGING POLICY

We believe that equity ownership fosters an atmosphere where directors and officers “think like owners” and are motivated to increase the long-term value of the Company by aligning their interests with those of the Company’s stockholders. Accordingly, we have adopted a robust policy (pursuant to our Insider Trading Policy) prohibiting each of our directors, executive officers and other employees from purchasing any Company securities on margin, holding any Company securities in a margin account or pledging Company securities as collateral for a loan.

NO HEDGING POLICY

Our Insider Trading Policy specifically prohibits our directors, executive officers and other employees from (i) engaging in hedging or monetization transactions involving our securities, including prepaid variable forward contracts, equity swaps, collars, and exchange funds; (ii) trading in options, puts, calls or other similar instruments involving our securities; and (iii) engaging in short sales of our securities.

CLAWBACK POLICY

We have adopted a clawback policy regarding the recoupment of incentive compensation if an executive officer willfully committed an illegal act, fraud, intentional misconduct or gross recklessness that caused a mandatory restatement of our financials. If the Board of Directors (or the Compensation Committee, if the Board of Directors so designates) determines that the Company was required to file a mandatory restatement of our financial results due to an executive officer’s willful commission of an illegal act, fraud, intentional misconduct or gross recklessness, the Board of Directors (or the Compensation Committee, if designated by the Board of Directors) will review the incentive compensation paid, granted, vested or accrued based on the prior inaccurate results and determine whether to recoup all or any part of the incentive compensation that is based in whole or in part on the achievement of financial results by the Company, including, but not limited to any bonus, incentive arrangement or equity award, but excluding salary.

RISK ASSESSMENT OF COMPENSATION PROGRAMS

The Compensation Committee’s responsibilities include, among others, oversight of risks related to our compensation practices and plans to ensure that such practices and plans are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior.

The Compensation Committee reviewed and considered risks arising from our compensation policies and practices for its employees. This review included consideration of the following specific elements of the Company’s executive compensation policies and procedures:

•	the executive compensation program is structured as a balanced mix between fixed and variable, annual and long-term, and cash and equity compensation;

•	the STIP and LTIP are each based upon pre-existing, defined goals set at the beginning of the year or three-year performance period, as applicable;

•	the STIP is based on a metric that incentivizes accretive transactions that result in AFFO growth;

•	the LTIP performance goals include both absolute and relative-to-peer performance;

•	the STIP and LTIP include maximum payouts for each executive;

•	the equity incentive awards provide for multi-year vesting, which encourages focus on sustained growth and earnings;

•	the Company maintains executive stock ownership guidelines that mandate meaningful equity ownership by executive officers; and

39

EXECUTIVE COMPENSATION

•

the executive compensation program includes an appropriate clawback policy regarding the recoupment of incentive compensation if an executive officer willfully committed an illegal act, fraud, intentional misconduct or gross recklessness that caused a mandatory restatement of our financials.

Based on the foregoing, we do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the Company’s ability to effectively identify and manage significant risks, are compatible with effective internal controls and are supported by the oversight of the Compensation Committee with regard to executive compensation programs.

40	VICI PROPERTIES INC. — 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION TABLES AND ARRANGEMENTS

2018 Summary Compensation Table

This Summary Compensation Table summarizes the total compensation paid or earned by each of our named executive officers for the years ended December 31, 2018 and, to the extent applicable, 2017.

Name	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Edward B. Pitoniak	2018	$725,000	$—		$1,812,500		$1,003,182	$25,479	$3,566,161
Chief Executive Officer	2017	$170,096	$311,500		$1,750,000	(4)	$—	$77,300	$2,308,896
John W.R. Payne	2018	$1,200,000	$—		$1,114,521		$1,245,330	$12,489	$3,572,340
President and Chief Operating Officer	2017	$281,538	$300,000		$—		$—	$3,462	$585,000
David A. Kieske Executive Vice President, Chief Financial Officer and Treasurer(5)	2018	$450,000	$150,000	(5)	$1,075,000		$529,265	$15,099	$2,219,364
Samantha S. Gallagher Executive Vice President, General Counsel and Secretary(6)	2018	$245,540	$—		$717,050		$450,463	$59,896	$1,472,949

(1)

The amounts in the Stock Awards column reflect the aggregate grant date fair value of time-based awards and performance-based restricted stock units, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 2 to the Company’s audited financial statements for the year ended December 31, 2018. The amounts disclosed in this column for 2018 reflect the aggregate grant date fair value of (a) time-based restricted stock awards made with respect to the 2017 partial plan year post-emergence and formation in October 2017, which were granted in February 2018 (the “2017 Emergence-Related Awards”), (b) time-based restricted stock awards granted under the 2018 LTIP for the 2018 Plan Year, which vest over a three-year period, (c) PSUs granted under the 2018 LTIP, which will be earned, if at all, on the basis of absolute and relative total stockholder return measured over the three-year performance period from January 1, 2018 to December 31, 2020 and (d) with respect to Ms. Gallagher, time-based restricted stock granted in May 2018 in connection with her commencement of employment with the Company. For a discussion of the LTIP and the long-term incentive awards granted to our named executive officers in 2018, see “—Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Program”. The following table discloses the grant date fair value of each award granted to the applicable named executive officer.

Name	Year	2017 Emergence-Related Award		Initial Sign-On Equity Award	2018 LTIP Award (Time-Based)	2018 LTIP Award (Performance-Based)(a)
Edward B. Pitoniak	2018	—	(b)	—	$725,000	$1,087,500
John W.R. Payne	2018	$214,521		—	$360,000	$540,000
David A. Kieske	2018	$400,000		—	$270,000	$405,000
Samantha S. Gallagher	2018	—		$200,000	$206,820	$310,230

(a)

If the maximum level of performance was achieved, the grant date fair value of the PSU would be $2,175,000 for Mr. Pitoniak, $1,080,000 for Mr. Payne, $810,000 for Mr. Kieske and $620,460 for Ms. Gallagher.

(b)

Pursuant to Mr. Pitoniak’s employment agreement, his 2017 Emergence-Related Award was fully vested at grant and, in accordance with FASB ASC Topic 718, was fully expensed on October 6, 2017, the date of service inception. As a result, Mr. Pitoniak’s 2017 Emergence-Related Award was previously reported in the 2017 Summary Compensation Table and is shown here as 2017 compensation.

(2)

The amounts shown in the Non-Equity Incentive Plan Compensation column reflect the cash award that each named executive officer earned in year 2018, which was paid in February 2019, pursuant to the Company’s short-term incentive plan. For a discussion of the annual incentive plan, see “—Compensation Discussion and Analysis—Elements of Executive Compensation—Short-Term Incentive Plan—2018 STIP Awards”.

(3)	The amounts shown in the All Other Compensation column for the year ended December 31, 2018 consist of:

(a)	group life insurance premiums of $1,008, $3,239, $1,008 and $646 for Mr. Pitoniak, Mr. Kieske, Mr. Payne and Ms. Gallagher, respectively;

(b)	company matching contributions under our 401(k) plan of $9,250 for each of Mr. Pitoniak, Mr. Kieske, Mr. Payne and Ms. Gallagher;

(c)

the value of accrued dividends paid upon the vesting of restricted common stock (including the value of assumed dividend reinvestment in accordance with the terms of the restricted stock award agreement) of $15,221 to Mr. Pitoniak and $4,841 to Mr. Kieske; and

(d)	a reimbursement for relocation expenses of $50,000 for Ms. Gallagher.

(4)

Pursuant to Mr. Pitoniak’s employment agreement entered into on October 6, 2017, Mr. Pitoniak was granted common stock with a fair value of $1,250,000 on October 6, 2017 (84,746 shares) that vests at the rate of 25% on each of the first four anniversaries of the grant date (“Initial Equity Grant”) and common stock with a fair value of $500,000 (24,951 shares) that was fully vested at grant (constituting Mr. Pitoniak’s 2017 Emergence-Related Award). Per the terms of Mr. Pitoniak’s employment agreement, the Initial Equity Grant was valued based on an independent appraisal of the value of the

41

EXECUTIVE COMPENSATION

Company’s common stock as of October 6, 2017, which appraisal was approved by the Board of Directors in February 2018. Pursuant to Mr. Pitoniak’s employment agreement, his 2017 Emergence-Related Award, was fully vested at grant and, in accordance with FASB ASC Topic 718, was fully expensed on October 6, 2017, the date of service inception. Based on the foregoing, the Initial Equity Grant shares and his 2017 Emergence-Related Award shares were previously reported in the 2017 Summary Compensation Tables and are shown here as 2017 compensation though they were issued on February 26, 2018.

(5)

Mr. Kieske joined the Company on November 27, 2017 as Special Advisor to the Chief Executive Officer and became Executive Vice President, Chief Financial Officer and Treasurer of the Company effective January 1, 2018. Pursuant to Mr. Kieske’s employment agreement, Mr. Kieske received certain compensation in connection with his commencement of employment on account of foregone bonus and incentives and forfeited equity awards, including a $150,000 cash bonus payable within 30 days of the first anniversary of commencing employment.

(6)

Ms. Gallagher joined the Company on May 11, 2018 and became Executive Vice President, General Counsel and Secretary of the Company effective June 13, 2018. As a result, the 2018 base salary reflected above represents the prorated amount of base salary actually paid to her with respect to 2018. Ms. Gallagher’s 2018 annualized base salary was $383,000.

42	VICI PROPERTIES INC. — 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

2018 Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards to each of our named executive officers during the year ended December 31, 2018.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts(2) Under Equity Incentive Plan Awards			All Other Stock Awards: Number or Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Superior ($)	Threshold (#)	Target (#)	Superior (#)
Edward B. Pitoniak
STIP Award		362,500	725,000	1,450,000
LTIP—Time-Based Award	8/29/18							34,986	725,000
LTIP—PSUs	8/29/18				29,568	59,136	118,272		1,087,500
John W.R. Payne
STIP Award		450,000	900,000	1,800,000
2017 Emergence-Related Award	2/26/18							10,705	214,521
LTIP—Time-Based Award	8/29/18							17,373	360,000
LTIP—PSUs	8/29/18				14,682	29,364	58,728		540,000
David A. Kieske
STIP Award		191,250	382,500	765,000
2017 Emergence-Related Award	2/26/18							19,961	400,000
LTIP—Time-Based Award	8/29/18							13,030	270,000
LTIP—PSUs	8/29/18				11,012	22,023	44,046		405,000
Samantha S. Gallagher
STIP Award		162,775	325,550	651,100
Initial Sign-On Award	5/11/18							10,889	200,000
LTIP—Time-Based Award	8/29/18							9,981	206,820
LTIP—PSUs	8/29/18				8,435	16,870	33,740		310,230

(1)

The amounts shown in these columns represent the range of potential payouts (threshold, target and superior) of cash compensation under our STIP for our named executive officers for 2018 performance. The actual amounts that were paid to the named executive officers are set forth in the “Non-Equity Incentive Plan Compensation” column of the 2018 Summary Compensation Table. See “—Compensation Discussion and Analysis—Elements of Executive Compensation—Short-Term Incentive Plan—2018 STIP Awards” above for more information.

(2)

The amounts shown in these columns represent the possible number of PSUs granted under the LTIP that may be earned and vest based upon the level of achievement of the applicable performance measures. As described in further detail under the section entitled “—Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Program,” the PSUs vest based upon the achievement of Relative Stockholder Return and Absolute Total Stockholder return goals measured over the three-year performance period from January 1, 2018 to December 31, 2020. Threshold assumes that 50% of the total value of the PSUs awarded vest, target assumes that 100% of the total value of the PSUs awarded vest and superior assumes that 200% of the total value of the PSUs awarded vest.

(3)

The amounts shown in this column represent (a) with respect to Messrs. Payne and Kieske, the 2017 Emergence-Related Awards made with respect to the 2017 partial plan year post-emergence and formation in October 2017, which were granted in February 2018, (b) time-based restricted stock awards granted to the named executive officers under the 2018 LTIP and (c) with respect to Ms. Gallagher, time-based restricted stock granted in May 2018 in connection with her commencement of employment with the Company.

(4)

Amounts represent the grant date fair value calculated in accordance with FASB ASC Topic 718. Generally, the grant date fair value of the time-based restricted stock is determined using the fair value of the underlying common stock on the grant date. The grant date fair value of the PSUs was determined using a Monte Carlo valuation conducted by an independent valuation consultant.

43

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Year-End

The following table sets forth information regarding outstanding equity awards for each of our named executive officers as of December 31, 2018.

		Stock Awards			Performance Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Edward B. Pitoniak	10/6/17	63,560	(4)	1,193,657
	8/29/18	34,986	(5)	657,037
	8/29/18				29,568	(6)	555,287
John W.R. Payne	2/26/18	10,705	(7)	201,040
	8/29/18	17,373	(5)	326,265
	8/29/18				14,682	(6)	275,728
David A. Kieske	11/27/17	20,217	(8)	379,675
	2/26/18	19,961	(7)	374,868
	8/29/18	13,030	(5)	244,703
	8/29/18				11,012	(6)	206,796
Samantha S. Gallagher	5/11/18	10,889	(9)	204,495
	8/29/18	9,981	(5)	187,443
	8/29/18				8,435	(6)	158,409

(1)	Value is determined by multiplying the number of unvested shares of restricted common stock by $18.78, the closing price for our common stock on December 31, 2018, the last trading day of the year.

(2)

In accordance with SEC rules, represents the number of PSUs granted under the 2018 LTIP Awards that would vest based on achieving “threshold” performance goals. The PSUs have a three-year performance period commencing on January 1, 2018 and ending on December 31, 2020. Assuming the performance period had terminated and been valued as of December 31, 2018, the PSUs would have been earned and vested at 25% of target. No discount has been taken to reflect risk of forfeiture or restrictions on transferability. The actual number of PSUs that will vest will be determined at the end of the three-year performance period commencing on January 1, 2018 and ending on December 31, 2020.

(3)

Reflects the number of unearned/unvested PSUs calculated pursuant to footnote (2) above and multiplied by $18.78, the closing price for our common stock on December 31, 2018, the last trading day of the year.

(4)

Represents the unvested portion of the Initial Equity Grant to Mr. Pitoniak pursuant to his employment agreement, which vests ratably over four years, with 25% of the award having vested on October 6, 2018, and the remaining 75% vesting ratably on October 6, 2019, 2020 and 2021.

(5)	Represents the time-based portion of the 2018 LTIP award granted to each of the named executive officers, which vests ratably over three years on March 31, 2019, 2020 and 2021.

(6)

Represents the PSU portion of the 2018 LTIP award granted to each of the named executive officers that would vest based on achieving “threshold” performance goals. The PSUs have a three-year performance period from January 1, 2018 to December 31, 2020, and vest, if at all, on the basis of Absolute Total Stockholder Return and Relative Total Stockholder return goals measured over such three-year period.

(7)

Represents the 2017 Emergence-Related Awards made with respect to the 2017 partial plan year post-emergence and formation in October 2017, which vest ratably over four years, with 25% of the award vesting on January 15, 2019, 2020, 2021 and 2022.

(8)

Represents the unvested portion of the initial equity grant awarded to Mr. Kieske pursuant to his employment agreement, which vests ratably over four years, with 25% of the award having vested on November 27, 2018, and the remaining 75% vesting ratably on November 27, 2019, 2020 and 2021.

(9)

Represents the initial equity grant awarded to Ms. Gallagher pursuant to her employment agreement in connection with her commencement of employment with the Company, which vests ratably over four years, with 25% of the award vesting on May 11, 2019, 2020, 2021 and 2022.

44	VICI PROPERTIES INC. — 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

2018 Option Exercises and Stock Vested

The following table sets forth information regarding the vesting of restricted stock for the named executive officers during the year ended December 31, 2018. None of the named executive officers held or exercised any stock options in 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Edward B. Pitoniak	21,186	$444,270
John W.R. Payne	—	—
David A. Kieske	6,738	$147,427
Samantha S. Gallagher	—	—

(1)	This column represents the value realized on vesting as calculated by multiplying the closing price of our common stock on the day prior to vesting by the number of shares that vested.

Employment Agreements with Executive Officers

We have entered into employment agreements with each of our named executive officers, which are summarized below. The summaries below are not complete and are qualified in their entirety by reference to the full text of the agreements, which are included as exhibits to the Annual Report on Form 10-K for the year ended December 31, 2018.

CHIEF EXECUTIVE OFFICER

On the Formation Date, the Company entered into an employment agreement with Mr. Edward B. Pitoniak, pursuant to which he serves as our Chief Executive Officer. The employment agreement provides for an initial term that ends on December 31, 2020, which term will be automatically extended by successive one-year terms at the end of the then-current term unless either party provides 90 days’ advance notice of non-renewal. Under the terms of the employment agreement, Mr. Pitoniak is entitled to receive an annual base salary of $725,000. Mr. Pitoniak is also eligible to receive annual incentive compensation comprised of a cash bonus with a target value of 100% of his base salary and a maximum value of 200% of his base salary, and equity awards with a target value of at least 250% of Mr. Pitoniak’s base salary. Our Compensation Committee will establish the performance goals on which the annual cash bonus beginning in 2018 will be based and the form and terms of any equity awards. Mr. Pitoniak’s 2017 bonus, which was paid in 2018, consisted of a $150,000 cash bonus and 24,951 shares of common stock, reflecting a value of $500,000 as of January 15, 2018, based on a 10-trading day volume weighted average price, which shares cannot be transferred until January 15, 2020. In addition, Mr. Pitoniak received an equity grant of 84,746 shares of common stock, reflecting a value of $1,250,000 as of the Formation Date based on an independent appraisal of the value of the common stock on such date, which vests at a rate of 25% per year on each of the first four anniversaries of the Formation Date, and a $161,500 cash bonus.

If Mr. Pitoniak’s employment is terminated by us without “cause” (as defined in the employment agreement), by him for “good reason” (as defined in the employment agreement), he is entitled to certain severance benefits set forth below, subject to his executing a separation agreement and release. The severance benefits include (1) 150% of base salary and the target bonus for the year of termination, paid over 12 months, (2) a pro-rata cash bonus for the year of termination, (3) accelerated vesting of time-based equity awards and (4) non-forfeiture of a pro-rata portion of outstanding performance-based equity until the end of the applicable performance period, at which time it may vest based on achievement of the performance goals. If the termination is within six months before or 12 months after a change in control (as defined in the employment agreement) of the Company, the above severance is modified, with the cash severance being 200% of base salary and target bonus and paid in a lump sum, and full vesting of all equity awards.

If Mr. Pitoniak’s employment is terminated due to his death or disability (as defined in the employment agreement), he will be entitled to receive a pro-rata cash bonus for the year of termination and accelerated vesting of all time-based equity awards. If Mr. Pitoniak’s employment is terminated because we elect not to renew the term of the employment agreement, all time-based equity awards will vest, but he will not be entitled to any cash severance.

Mr. Pitoniak’s employment agreement provides for customary non-competition and non-solicitation covenants that apply for one year after his termination of employment, except that if a termination of employment results from Mr. Pitoniak giving a notice of non-renewal, the non-competition period applies for three months after the date of termination, and if a termination of employment results from the Company’s decision not to renew the agreement, the non-competition period ends on the date of termination.

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EXECUTIVE COMPENSATION

PRESIDENT AND CHIEF OPERATING OFFICER

On the Formation Date, the Company entered into an employment agreement with Mr. John Payne pursuant to which he serves as our President and Chief Operating Officer. The employment agreement provides for an initial two-year employment term, which term will be automatically extended by successive one-year terms at the end of the then-current term unless either party provides 90 days’ advance notice of non-renewal. Under the terms of the employment agreement, Mr. Payne is entitled to receive an annual base salary of $1,200,000. Mr. Payne also is eligible to receive annual incentive compensation with a target value of $1,800,000, divided equally such that Mr. Payne is eligible to receive a cash bonus with a target of $900,000 and annual equity awards with a target value of $900,000.

Mr. Payne’s 2017 annual bonus was pro-rated for the partial year that he was employed. Mr. Payne received a $300,000 cash bonus based on the successful implementation of the Third Amended Joint Plan of Reorganization of Caesars Entertainment Operating Company, Inc., et al., as measured by criteria determined by our Compensation Committee.

If Mr. Payne’s employment is terminated by us without “cause” (as defined in the employment agreement), by him for “good reason” (as defined in the employment agreement), or due to our non-renewal of the employment term, he will be entitled to certain severance benefits set forth below, subject to his executing a separation agreement and release. The severance benefits include (1) continued payment of base salary until the later of (a) the first anniversary of his termination of employment and (b) the third anniversary of the Formation Date, and (2) a pro-rata cash bonus for the year of termination.

If Mr. Payne’s employment is terminated due to his death or disability (as defined in the employment agreement), he will be entitled to receive a pro-rata cash bonus for the year of termination, but no other severance benefits.

Mr. Payne’s employment agreement provides for customary non-competition and non-solicitation covenants that apply through the later of one year after his termination of employment and the third anniversary of the Formation Date. The non-competition covenant bars Mr. Payne from working for REITs during the specified period.

EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER

On November 10, 2017, we announced that David Kieske was appointed by our Board of Directors to the role of Special Advisor to the Chief Executive Officer of the Company, effective November 27, 2017. Effective January 1, 2018, Mr. Kieske became Executive Vice President, Chief Financial Officer and Treasurer.

On November 9, 2017, we entered into an employment agreement with Mr. Kieske. The employment agreement provides that Mr. Kieske will serve in the capacities noted above, and has an initial term that ends on December 31, 2020, which term will be automatically extended by successive one-year terms at the end of the then-current term unless either party provides 90 days’ advance notice of non-renewal. Under the terms of the employment agreement, Mr. Kieske is entitled to receive an annual base salary of $450,000. Mr. Kieske also will be eligible to receive annual incentive compensation comprised of a cash bonus with a target value of 85% of his base salary and a maximum value of 170% of his base salary, and equity awards with a target value of at least 150% of his base salary.

Mr. Kieske was entitled to be paid certain compensation on account of foregone bonus and incentives and forfeited equity awards, including an initial $150,000 cash bonus within 30 days of commencing employment and an additional $150,000 cash bonus within 30 days of the first anniversary of commencing employment. The initial bonus was subject to repayment if Mr. Kieske’s employment had been terminated for “cause” (as defined in the employment agreement) or he resigned without “good reason” (as defined in the employment agreement) before the first anniversary of commencing employment and the second bonus is subject to repayment if his employment is terminated for cause or he resigns without good reason before the second anniversary of commencing employment. Mr. Kieske also received an initial equity grant equal to $500,000, valued as of the date Mr. Kieske commenced employment, which vests at the rate of 25% per year on each of the first four anniversaries of the date Mr. Kieske commenced employment. The shares underlying the grant may not be transferred or encumbered until the earlier of two years after vesting or four years after the date Mr. Kieske commenced employment.

Mr. Kieske’s 2017 bonus, which was paid in 2018, was a $350,000 cash bonus and shares of the Company’s common stock valued at $400,000. The equity portion of the bonus vests at the rate of 25% on each of January 15, 2019, 2020, 2021 and 2022 and may not be transferred or encumbered until the earlier of two years after vesting or four years after grant.

If Mr. Kieske’s employment is terminated without cause or by him for good reason, he will be entitled to certain severance benefits set forth below, subject to his executing a separation agreement and release. The severance benefits include (1) cash severance equal to the sum of Mr. Kieske’s base salary and target bonus for the year of termination, paid over 12 months, (2) a pro rata cash bonus for the year of termination, (3) accelerated vesting of time-based equity awards and (4) non-forfeiture of a pro rata portion of outstanding performance-based equity awards until the end of the applicable performance period, at which time the awards may vest based on achievement of the performance goals, (5) a $27,500 cash payment, (6) the lapsing of any transfer restrictions on vested equity awards and (7) payment of the

46	VICI PROPERTIES INC. — 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

initial $150,000 cash bonus and $150,000 cash bonus payable within 30 days of the first anniversary of Mr. Kieske commencing employment, to the extent such bonuses have not yet been paid, and (8) issuance of his initial equity grant if not previously granted. If the termination is within six months before or 12 months after a “change in control” (as defined in the employment agreement) of the Company, the above severance is modified, by (i) the cash severance is increased to 150% of base salary and target bonus, and is paid in a lump sum rather than over 12 months, (ii) non-forfeiture of all (rather than a pro rata portion) outstanding performance based equity awards until the end of the applicable performance period, at which time the awards may vest based on achievement of the performance goals and (iii) a cash payment of $40,000 rather than $27,500.

If Mr. Kieske’s employment is terminated due to his death or “disability” (as defined in the employment agreement), he will be entitled to receive a pro-rata cash bonus for the year of termination, accelerated vesting of all time-based equity awards, the lapsing of any transfer restrictions on vested equity awards. If Mr. Kieske’s employment is terminated because the Company elects not to renew the term of the employment agreement, all time-based equity awards will vest and all transfer restrictions on vested equity awards will lapse, but he will not be entitled to any cash severance. If Mr. Kieske’s employment is terminated because he elects not to renew the term of the employment agreement, all transfer restrictions on vested equity awards will lapse, but he will not be entitled to any other severance. Mr. Kieske’s employment agreement also provides for customary non-competition and non-solicitation covenants that apply for one year after his termination of employment.

EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

On April 26, 2018, we announced that Samantha S. Gallagher was appointed by our Board of Directors to the role of Special Advisor to the Chief Executive Officer of the Company, effective May 11, 2018. Effective June 13, 2018, Ms. Gallagher became Executive Vice President, General Counsel of the Company and VICI Properties L.P. (the “Operating Partnership”). Shortly thereafter, she was appointed Secretary of the Company and the Operating Partnership.

On April 24, 2018, we and the Operating Partnership entered into an employment agreement with Ms. Gallagher. The employment agreement provides that Ms. Gallagher will serve in the capacities noted above, and has an initial term that ends on December 31, 2020, which term will be automatically extended by successive one-year terms at the end of the then-current term unless either party provides 90 days’ advance notice of non-renewal. Under the terms of the employment agreement, Ms. Gallagher is entitled to receive an annual base salary of $383,000. Ms. Gallagher also will be eligible to receive annual incentive compensation comprised of a cash bonus (prorated for 2018) with a target value of 85% of her base salary and a maximum value of 170% of her base salary, and equity awards with a target value of at least 135% of her base salary. Ms. Gallagher was entitled to be reimbursed $50,000 for relocation expenses.

Ms. Gallagher received an initial equity grant equal to $200,000, valued as of the date Ms. Gallagher commenced employment, which vests at the rate of 25% per year on each of May 11, 2019, 2020, 2021 and 2022. The shares underlying the grant may not be transferred or encumbered until the earlier of two years after vesting or four years after the date Ms. Gallagher commenced employment.

If Ms. Gallagher’s employment is terminated without cause or by her for good reason, she will be entitled to certain severance benefits set forth below, subject to her executing a separation agreement and release. The severance benefits include (1) cash severance equal to the sum of Ms. Gallagher’s base salary and target bonus for the year of termination, paid over 12 months, (2) a pro rata cash bonus for the year of termination, (3) accelerated vesting of time-based equity awards and (4) non-forfeiture of a pro rata portion of outstanding performance-based equity awards until the end of the applicable performance period, at which time the awards may vest based on achievement of the performance goals, (5) a $27,500 cash payment and (6) the lapsing of any transfer restrictions on vested equity awards. If the termination is within six months before or 12 months after a “change in control” (as defined in the employment agreement) of the Company, the above severance is modified, by (i) the cash severance is increased to 150% of base salary and target bonus, and is paid in a lump sum rather than over 12 months, (ii) non-forfeiture of all (rather than a pro rata portion) outstanding performance based equity awards until the end of the applicable performance period, at which time the awards may vest based on achievement of the performance goals and (iii) a cash payment of $40,000 rather than $27,500.

If Ms. Gallagher’s employment is terminated due to her death or “disability” (as defined in the employment agreement), she will be entitled to receive a pro-rata cash bonus for the year of termination, accelerated vesting of all time-based equity awards and the lapsing of any transfer restrictions on vested equity awards. If Ms. Gallagher’s employment is terminated because the Company elects not to renew the term of the employment agreement, all time-based equity awards will vest, all transfer restrictions on vested equity awards will lapse and any performance-based equity will be treated as set forth in the Company’s long-term incentive plan and be no less favorable than other Executive Vice Presidents of the Company, but she will not be entitled to any cash severance. If Ms. Gallagher’s employment is terminated because she elects not to renew the term of the employment agreement, all transfer restrictions on vested equity awards will lapse, but she will not be entitled to any other severance. Ms. Gallagher’s employment agreement also provides for customary non-competition (with an exception for the practice of law) and non-solicitation covenants that apply for one year after her termination of employment.

47

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

The following table reflects the payment obligations (including the value of certain benefits) pursuant to the compensation arrangements for each of our named executive officers under our existing plans, employment agreements and award agreements, assuming various scenarios, including a termination of employment and/or a change in control, in each case assuming such termination had occurred on December 31, 2018. The amounts shown in the table do not include payments or benefits under arrangements available on the same basis generally to all other eligible employees of the Company. The potential payments were determined under the terms of each named executive officer’s employment agreement in effect on December 31, 2018 and in accordance with our plans and arrangements in effect on December 31, 2018.

In providing the estimated potential payments below, we have assumed that there are no (1) accrued but unpaid salary and annual bonuses amounts outstanding or (2) unpaid reimbursements for expenses incurred prior to the date of termination.

Because the disclosures in the table assume the occurrence of a termination or change in control as of a particular date and under a particular set of circumstances and therefore make a number of important assumptions, the actual amount to be paid to each of our named executive officers upon a termination or change in control may vary significantly from the amounts included herein. Factors that could affect these amounts include the timing during the year of any such event, the continued availability of benefit policies at similar prices and the type of termination event that occurs.

Name	Benefit	Non-Renewal by Company ($)	Termination without Cause or for Good Reason (no Change in Control) ($)	Termination in Connection with a Change in Control ($)	Death or Disability ($)
Edward B. Pitoniak
	Cash Severance	—	2,215,000	2,940,000	—
	Pro-Rated Bonus	—	1,003,182	1,003,182	1,003,182
	Accelerated Vesting of Restricted Stock(1)	1,850,694	1,850,694	1,850,694	1,850,694
	Accelerated Vesting of PSUs(2)	370,191	370,191	1,110,574	370,191
	Total	2,220,885	5,439,067	6,904,450	3,224,067
John W.R. Payne
	Cash Severance	2,104,110	2,104,110	2,104,110	—
	Pro-Rated Bonus	1,245,330	1,245,330	1,245,330	1,245,330
	Accelerated Vesting of Restricted Stock(1)	527,305	527,305	527,305	—
	Accelerated Vesting of PSUs(2)	183,819	183,819	551,456	183,819
	Total	4,060,564	4,060,564	4,428,201	1,429,149
David A. Kieske
	Cash Severance	—	860,000	1,288,750	—
	Pro-Rated Bonus	—	529,265	529,265	529,265
	Accelerated Vesting of Restricted Stock(1)	999,246	999,246	999,246	999,246
	Accelerated Vesting of PSUs(2)	137,864	137,864	413,592	137,864
	Total	1,137,110	2,526,375	3,230,853	1,666,375
Samantha S. Gallagher
	Cash Severance	—	736,050	1,102,825	—
	Pro-Rated Bonus	—	450,463	450,463	450,463
	Accelerated Vesting of Restricted Stock(1)	391,939	391,939	391,939	391,939
	Accelerated Vesting of PSUs(2)	105,619	105,619	316,819	105,619
	Total	497,558	1,684,071	2,262,046	948,021

(1)

Represents the aggregate value of the acceleration of vesting of the named executive officer’s outstanding restricted stock awards assuming the acceleration occurred on December 31, 2018 and based on the closing price for our common stock on such date ($18.78).

48	VICI PROPERTIES INC. — 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

(2)

Represents the aggregate value of the acceleration of vesting of the named executive officer’s outstanding PSU awards assuming the acceleration occurred on December 31, 2018 and based on the closing price for our common stock on such date ($18.78). Assuming a termination or change in control occurred on December 31, 2018, the calculations regarding the accelerated vesting for the 2018-2020 performance period are based on the number of PSUs that would vest assuming target level of performance. Pursuant to the terms of the employment agreements and applicable award agreements:

•

For Non-Renewal by us, Termination without Cause or for Good Reason (no Change in Control), and Death or Disability, a pro rata portion (determined based on the number of days elapsed between the start of the performance period through the date of termination) of the PSUs shall remain outstanding during the performance period and shall vest and be settled, if and to the extent, the applicable performance conditions are achieved at the end of the performance period.

•

For Termination in connection with a Change in Control, the PSUs shall become vested and settled as of the date of consummation of the change in control based on the greater of target or actual performance through the date immediately prior to the consummation of the change in control (and will not be pro-rated based on actual days worked during the performance period).

(3)	Pursuant to the Employment Agreements, each executive is entitled to a lump sum payment equal to the amount set forth in the table above.

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following estimate of the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee (excluding our Chief Executive Officer).

To identify our median employee, we calculated the total annual compensation for each employee by using W-2 taxable income for the twelve-month period that ended on December 31, 2018. Total compensation for these purposes included base salary, bonus, the value of restricted shares that vested during 2018 and dividends paid upon the vesting of restricted shares and was calculated using internal payroll/tax records. In addition, we annualized the wages of full-time employees who were hired during 2018 but did not work for us for the entire fiscal year. We did not make any other assumptions, adjustments or estimates, nor did we apply any cost of living adjustments as part of the calculation.

We selected the median employee (a part-time golf team member) based on the 146 full-time, part-time, temporary and seasonal workers who were employed as of December 31, 2018. We have no non-U.S. employees.

After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table. The 2018 annual total compensation of our median employee was $17,346. The 2018 annual total compensation of our Chief Executive Officer, as reported in our Summary Compensation Table, was $3,566,161. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was 206 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Our primary business is that of a triple-net REIT, consisting of owning and acquiring gaming, hospitality and entertainment destinations, subject to long-term triple net leases. We also own and operate four championship golf courses located near certain of our properties, which were transferred to us upon our emergence from CEOC’s bankruptcy proceedings. Our golf course employees, which consist primarily of part-time and seasonal workers, represent 133, or 91%, of our total employees. If we exclude the employees at the four golf courses, and only consider our 13 full-time corporate employees, the resulting pay ratio would be 13.6 to 1.

Given the various methodologies that public companies are permitted to use to determine an estimate of their pay ratios, the estimated ratio reported above should not be used as a basis for comparison between companies.

49

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2018, relating to equity compensation plans of the Company pursuant to which shares of our common stock are authorized for issuance:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans

Equity compensation plans approved by security holders	133,491	N/A	12,237,218	(2)

Equity compensation plans not approved by security holders	—	—	—

Total	133,491	$—	12,237,218

(1)

Represents shares of common stock that may be issued upon settlement of PSUs. The number of shares to be issued in respect of PSUs outstanding as of December 31, 2018 has been calculated based on the assumption that target levels of performance applicable to the PSUs would have been achieved. We have no outstanding options, warrants or rights.

(2)	Represents shares of our common stock available for issuance under our 2017 Stock Incentive Plan.

50	VICI PROPERTIES INC. — 2019 PROXY STATEMENT

PROPOSAL 3: NON-BINDING, ADVISORY VOTE  TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Introduction

In accordance with SEC rules, we are asking for stockholder approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement, which disclosures include the disclosures under “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This proposal, commonly known as a “Say-on-Pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement.

We believe that the Company has created a compensation program deserving of stockholder support. Along those lines, at the 2018 annual meeting of stockholders, over 98% of the votes cast supported our executive compensation program. The Company’s philosophy for compensating executive officers is designed to attract, retain, motivate and reward key executives in the Company’s highly competitive industry. Our compensation arrangements are designed to reward our executives for achieving both short- and long-term performance goals that are aimed at driving increases in our equity value. These arrangements seek to align the interests of our executives with those of our stockholders through heavy reliance on short- and long-term performance-oriented incentive plans. Our Compensation Committee reviews and considers this philosophy and makes adjustments as it determines necessary or appropriate. In particular, our Compensation Committee adopted a new long-term incentive compensation plan in 2018 that aligns the interest of the Company’s executive officers with the interest of our stockholders and provides for (i) 40% of the annual award in time-based restricted stock that vests over three years and (ii) 60% of the annual awards in PSUs that vest based on the achievement of rigorous absolute and relative total stockholder return goals measured over a three-year period.

Please read “Compensation Discussion and Analysis” for additional details about our executive compensation program, including information about the year 2018 compensation of our named executive officers.

The Board of Directors unanimously recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to our named executive officers, as disclosed in its Proxy Statement for its 2019 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the ‘Compensation Discussion and Analysis,’ the compensation tables and narrative discussion, is hereby APPROVED, on a non-binding, advisory basis.”

Approval of this non-binding, advisory “Say-on-Pay” resolution requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting at which a quorum is present.

The vote on this proposal is non-binding and advisory in nature. Because of this, it will not affect any compensation already paid or awarded to any named executive officer, and it will not be binding on or overrule any decisions by our Board of Directors or our Compensation Committee. Nevertheless, our Board of Directors highly values input from our stockholders, and our Compensation Committee will carefully consider the results of this vote when making future decisions about executive compensation. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Vote Required

The affirmative vote of a majority of the votes cast is required for approval (on a non-binding advisory basis) of the “Say-on-Pay” proposal. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE NAMED EXECUTIVE OFFICER COMPENSATION.

51

AUDIT & FINANCE COMMITTEE REPORT

The following is a report by the Audit & Finance Committee of our Board of Directors regarding the responsibilities and functions of the Audit & Finance Committee. This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, respectively, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

Management is responsible for the Company’s internal controls and financial reporting process. Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2018, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), and to issue its reports thereon. The Audit & Finance Committee monitors and oversees these processes. The Audit & Finance Committee approves the selection and appointment of the Company’s independent registered public accounting firm and recommends the ratification of such selection and appointment to our Board of Directors.

The Audit & Finance Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with GAAP. The Company’s independent auditor, Deloitte, is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. We rely, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and the independent auditor.

We reviewed and discussed with management, the internal auditor and Deloitte the audited financial statements. We discussed with Deloitte matters that independent registered public accounting firms must discuss with audit committees under standards of the PCAOB, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T. Deloitte also provided to the Audit & Finance Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit & Finance Committee concerning independence and represented that it is independent from the Company. We also: (i) reviewed and discussed with management, the Company’s internal auditors and Deloitte the Company’s internal control over financial reporting; and (ii) reviewed and discussed with management and Deloitte their respective assessment of the effectiveness of the Company’s internal control over financial reporting. Based on our review and the discussions and reports discussed above, and subject to the limitations on our role and responsibilities referred to above, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for 2018 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Members of the Audit & Finance Committee:

Eugene I. Davis (Chair)

Diana F. Cantor

Eric L. Hausler

Elizabeth I. Holland

52	VICI PROPERTIES INC. — 2019 PROXY STATEMENT

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table lists the fees for services rendered by our independent registered public accounting firm for the year ended December 31, 2018.

Type of Fees	2018	2017
Audit Fees (1)	$1,357,130	$2,055,500

Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	$21,700	—

Total	$1,378,830	$2,055,500

(1)	Audit fees include:

•	audit of the Company’s annual financial statements, including the audits of various subsidiaries’ financial statements;
•	Sarbanes-Oxley Section 404 services;
•	consents and other services related to SEC matters; and
•	related out-of-pocket expenses.

(2)	Other fees for 2018 relate to assistance with the Company’s due diligence review of certain potential acquisitions and other transactions.

Pre-Approval Policies and Procedures of our Audit & Finance Committee

Our Audit & Finance Committee must pre-approve all audit services and permissible tax and non-audit services provided by our independent registered public accounting firm. In the intervals between the scheduled meetings of the Audit & Finance Committee, the Audit & Finance Committee delegates pre-approval authority of permissible tax and non-audit services to the chair of the Audit & Finance Committee or a subcommittee thereof. The chair must report any such pre-approval decisions to the Audit & Finance Committee at its next regularly scheduled meeting.

53

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. These persons are also required by SEC rules and regulations to furnish us with copies of these reports. Precise due dates for these reports have been established, and we are required to report in this Proxy Statement any failure to timely file these reports by those due dates by these persons during 2018.

Based solely on a review of the copies of the forms received and written representations, we believe that our executive officers, directors and persons who own more than 10% of a registered class of our equity securities have timely filed all reports required by Section 16(a) of the Exchange Act during 2018.

List of Stockholders

A list of our stockholders entitled to vote at our Annual Meeting will be available at our Annual Meeting and at least ten days prior to our Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., at our offices in 430 Park Avenue, 8th Floor, New York, New York 10022.

Annual Report

The Company’s 2018 Annual Report is being made available to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.

Changing the Way You Receive Proxy Materials in the Future

Instead of receiving a Notice of Availability in the mail for future meetings, stockholders may elect to receive links to proxy materials by e-mail or to receive a paper copy of the proxy materials and a paper Proxy Card by mail. If you elect to receive proxy materials by e-mail, you will not receive a Notice of Availability in the mail. Instead, you will receive an e-mail with links to proxy materials and online voting. In addition, if you elect to receive a paper copy of the proxy materials, or if applicable rules or regulations require paper delivery of the proxy materials, you will not receive a Notice of Availability in the mail. If you received a paper copy of the proxy materials or the Notice of Availability in the mail, you can eliminate all such paper mailings in the future by electing to receive an e-mail that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing such documents to you and help us conserve natural resources. You can change your election by directing your request in writing to VICI Properties Inc., 430 Park Avenue, 8th Floor, New York, New York 10022, Attention: Investor Relations, by sending a blank e-mail with the 16-digit control number on your Notice of Availability to sendmaterial@proxyvote.com, via the Internet at www.proxyvote.com, or by telephone at 1-800-579-1639. Your election will remain in effect until you change it.

Householding of Proxy Materials

Registered and “street-name” stockholders who reside at a single address receive only one annual report and proxy statement at that address unless a stockholder provides contrary instructions. This practice is known as “householding” and is designed to reduce duplicate printing and postage costs. However, if a stockholder wishes in the future to receive a separate annual report or proxy statement, he or she may contact Broadridge Financial Solutions at 1-866-540-7095, or in writing at Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. In any event, if you did not receive an individual copy of this Proxy Statement or our 2017 Annual Report, we will send a copy to you promptly if you address your written request to the Office of the Corporate Secretary, VICI Properties Inc., 430 Park Avenue, 8th Floor, New York, New York 10022, or emailing corporate.secretary@viciproperties.com. Stockholders can request householding if they receive multiple copies of the annual report and proxy statement by contacting Broadridge Financial Solutions at the address above.

54	VICI PROPERTIES INC. — 2019 PROXY STATEMENT

OTHER MATTERS

Stockholder Proposals for 2020 Annual Meeting

Stockholder proposals intended to be presented at the 2020 annual meeting of stockholders must be received by our Secretary no later than November 19, 2019 in order to be considered for inclusion in our proxy statement relating to the 2020 meeting pursuant to Rule 14a-8 under the Exchange Act. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Secretary, VICI Properties Inc., 430 Park Avenue, 8th Floor, New York, New York 10022.

For any nomination or other business to be properly presented by a stockholder at the 2020 annual meeting, other than a stockholder proposal included in the proxy statement pursuant to Rule 14a-8, the stockholder must give timely notice thereof in writing to the Secretary of the Company and any such other business must otherwise be a proper matter for action by the stockholders. To be timely under our current bylaws, the notice must be delivered to our Secretary, along with the appropriate supporting documentation, as applicable, at our principal executive office not earlier than the 150th day (October 20, 2019) nor later than 5:00 p.m., Eastern Time, on the 120th day (November 19, 2019) prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Under our bylaws, stockholders must follow certain procedures to nominate a person for election as a director at an annual meeting of stockholders, or to introduce an item of business at such meeting. A stockholder must notify our Secretary in writing of the director nominee or the other business.

Other Matters to Come Before the 2019 Annual Meeting

Our Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

* * * * *

By Order of the Board of Directors,

Samantha Sacks Gallagher

Executive Vice President, General Counsel

and Secretary

March 18, 2019

New York, New York

55

VICI PROPERTIES INC.

430 PARK AVENUE

8TH FLOOR

NEW YORK, NY 10022

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received the day before the meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E62150-P17944             KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VICI PROPERTIES INC.
The Board of Directors recommends you vote FOR all of the nominees listed below:
1. Election of Directors
Nominees:	For	Against	Abstain
1a. James R. Abrahamson	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

2.   To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

					For	Against	Abstain
1b. Diana F. Cantor	☐	☐	☐		☐	☐	☐
1c. Eric L. Hausler 1d. Elizabeth I. Holland	☐ ☐	☐ ☐	☐ ☐	3. To approve (on a non-binding, advisory basis) the compensation of our named executive officers.	☐	☐	☐
1e. Craig Macnab	☐	☐	☐	NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the annual meeting or any postponement or adjournment thereof.
1f. Edward B. Pitoniak	☐	☐	☐
1g. Michael D. Rumbolz	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E62151-P17944

VICI PROPERTIES INC.

Annual Meeting of Stockholders

April 30, 2019 10:00 AM ET

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David A. Kieske and Samantha S. Gallagher and each of them, as proxies, each with the power to appoint such person’s substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side, all of the shares of common stock of VICI PROPERTIES INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM ET on April 30, 2019 at the InterContinental New York Barclay Hotel, 111 E. 48th Street, New York, NY 10017, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations, with respect to proposals 1 through 3, and in the discretion of the proxies with respect to any other business that may properly come before the meeting (and any adjournment or postponement thereof).

Continued and to be signed on reverse side